Section 240.14a-101 Schedule 14A.
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Honeywell International Inc.

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                                                                        March 14, 2005

To Our Shareowners:

       You are cordially invited to attend the Annual Meeting of Shareowners of Honeywell, which will be held at 10:30 a.m. on Monday, April 25, 2005 at our headquarters, 101 Columbia Road, Morris Township, New Jersey.

       The accompanying notice of meeting and proxy statement describe the matters to be voted on at the meeting. We will also take the opportunity to review our past business results and our outlook for the future.

       Among the matters to be considered this year are management proposals to eliminate the classified Board structure and the supermajority voting provisions contained in our Restated Certificate of Incorporation and By-laws. Each of these proposals requires the approval of at least 80% of the outstanding shares of Honeywell Common Stock. Honeywell's Board of Directors unanimously recommends approval of these proposals and urges you to cast your votes “FOR” these proposals.

       YOUR VOTE IS IMPORTANT. We encourage you to read the proxy statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for convenience. Most shareowners will also have the option of voting via the Internet or by telephone. Specific instructions on how to vote via the Internet or by telephone are included on the proxy card.

       A map and directions to Honeywell's headquarters appear at the end of the proxy statement.

Sincerely,

DAVID M. COTE Chairman and Chief Executive Officer

DIRECTIONS TO COMPANY HEADQUARTERS	Back Cover

YOUR VOTE IS IMPORTANT

       If you are a shareowner of record or a participant in a Honeywell savings plan, you can vote your shares via the Internet or by telephone by following the instructions on your proxy card. If you hold your shares through a bank or broker, you will be able to vote via the Internet or by telephone if your bank or broker offers these options. If voting by mail, please complete, date and sign your proxy card and return it as soon as possible in the enclosed envelope.

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

       The Annual Meeting of Shareowners of Honeywell International Inc. will be held on Monday, April 25, 2005 at 10:30 a.m. local time, at Honeywell's headquarters, 101 Columbia Road, Morris Township, New Jersey to consider and vote on the following matters described in the accompanying proxy statement:

•	Election of five directors;

•	Appointment of PricewaterhouseCoopers LLP as independent accountants for 2005;

•	A proposal to amend the Company's Restated Certificate of Incorporation and By-laws to eliminate the classified Board structure;

•	A proposal to amend the Company's Restated Certificate of Incorporation and By-laws to eliminate the supermajority voting provisions contained therein;

•	Five shareowner proposals described on pages 29 through 37 in the accompanying Proxy Statement; and

to transact any other business that may properly come before the meeting.

       The Board of Directors has determined that shareowners of record at the close of business on February 25, 2005 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Thomas F. Larkins Vice President and Secretary

Honeywell
101 Columbia Road
Morris Township, NJ 07962

March 14, 2005

PROXY STATEMENT

       This Proxy Statement is being provided to shareowners in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareowners to be held on Monday, April 25, 2005.

VOTING PROCEDURES

Your Vote is Very Important

       Whether or not you plan to attend the meeting, please take the time to vote your shares as soon as possible. Your prompt voting via the Internet, telephone or mail may save us the expense of a second mailing.

Methods of Voting

•	All shareowners may vote by mail.

•	Shareowners of record, as well as participants in Honeywell stock funds within Honeywell savings plans, can vote via the Internet or by telephone.

•	Shareowners who hold their shares through a bank or broker can vote via the Internet or by telephone if the bank or broker offers these options.

Please see your proxy card for specific voting instructions.

Revoking Your Proxy

       Whether you vote by mail, telephone or via the Internet, you may later revoke your proxy by:

•	sending a written statement to that effect to the Corporate Secretary of Honeywell;

•	submitting a properly signed proxy with a later date;

•	voting by telephone or via the Internet at a later time (if initially able to vote in that manner); or

•	voting in person at the Annual Meeting (except for shares held in the savings plans).

Vote Required; Abstentions and Broker Non-Votes

       The vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for election as a director. In other words, the five director nominees receiving the most votes will be elected. An abstention, broker non-vote, or direction to withhold authority will result in a nominee receiving fewer votes, but will not be treated as a vote against the nominee.

       The affirmative vote of a majority of shares present or represented and entitled to vote on each of Proposals 2, 5, 6, 7, 8 and 9 is required for approval. Abstentions will be counted toward the tabulation of votes present or represented on these proposals and will have the same effect as votes “against” these proposals. New York Stock Exchange rules prohibit brokers from voting on Proposals 5 through 9 without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such “broker non-votes” will not be counted as voted or as present or represented on those proposals.

       The affirmative vote of at least 80% of the outstanding shares of the Company is required to approve Proposals 3 and 4 to amend the Certificate of Incorporation and the By-laws to eliminate the classified Board structure and the supermajority voting provisions, respectively. New York Stock Exchange rules prohibit brokers from voting on Proposal 4 without receiving instructions from the beneficial owners of the shares. Because approval is based on a threshold of 80% of all shares outstanding, rather than just those present or represented at the meeting, abstentions, “broker non-votes” and failures to vote or return a proxy will have the same effect as votes against this proposal.

Other Business

       The Board knows of no other matters to be presented for shareowner action at the meeting. If other matters are properly brought before the meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

Confidential Voting Policy

       It is our policy that any proxy, ballot or other voting material that identifies the particular vote of a shareowner and contains the shareowner's request for confidential treatment will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. We may be informed whether or not a particular shareowner has voted and will have access to any comment written on a proxy, ballot or other material and to the identity of the commenting shareowner. Under the policy, the inspectors of election at any shareowner meeting will be independent parties unaffiliated with Honeywell.

Shares Outstanding

       At the close of business on February 25, 2005, there were approximately 852,145,338 shares of Honeywell common stock outstanding. Each share outstanding as of the February 25, 2005 record date is entitled to one vote.

ATTENDANCE AT THE ANNUAL MEETING

       If you are a shareowner of record who plans to attend the meeting, please mark the appropriate box on your proxy card or follow the instructions provided when you vote via the Internet or by telephone. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notification to Honeywell Shareowner Services, P.O. Box 50000, Morris Township, New Jersey 07962, and enclose evidence of your ownership (such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

BOARD MEETINGS—COMMITTEES OF THE BOARD

       The Board of Directors held seven regular meetings during 2004. The average attendance at meetings of the Board and Board Committees during 2004 was 90%. During this period, all of the directors attended or participated in more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, except for Mr. Stafford and Dr. Sheares. Mr. Stafford fell slightly below the 75% attendance threshold for the first time during his eleven-year tenure as a director. Dr. Sheares was elected to the Board in September 2004, with the understanding that he would be unable to attend meetings during December due to prior scheduling commitments that could not be changed, which accounts for his reduced percentage. Both Mr. Stafford and Dr. Sheares were briefed, both before and after meetings, on matters covered at the Board and committee meetings that they were unable to attend.

       The Board currently has the following committees: Audit; Corporate Governance and Responsibility; Management Development and Compensation; and Retirement Plans. Each committee is comprised entirely of independent, non-employee directors (see “Director Independence” on page 5). Membership and principal responsibilities of the Board committees are described below. The charter of each Committee of the Board of Directors is available free of charge on our website, www.honeywell.com, under the heading “Investor Relations” (see “Corporate Governance”—“Board Committees”) or by writing to Honeywell, 101 Columbia Road, Morris Township, NJ 07962, c/o Vice President and Secretary.

Audit Committee

       The members of the Audit Committee are:

•	Russell E. Palmer (Chair)

•	Marshall N. Carter

•	James J. Howard

•	Eric K. Shinseki

•	John R. Stafford

•	Michael W. Wright

       The Audit Committee met nine times in 2004. The primary functions of this Committee are to: appoint (subject to shareowner approval), and be directly responsible for the compensation, retention and oversight of, the firm that will serve as independent accountants to audit our financial statements and to perform services related to the audit (including the resolution of disagreements between management and the independent accountants regarding financial reporting); review the scope and results of the audit with the independent accountants; review with management and the independent accountants, prior to the filing thereof, the annual and interim financial results (including Management's Discussion and Analysis) to be included in Forms 10-K and 10-Q, respectively; consider the adequacy and effectiveness of our internal accounting controls and auditing procedures; review, approve and thereby establish procedures for the receipt, retention and treatment of complaints received by Honeywell regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and consider the accountants' independence and establish policies and procedures for pre-approval of all audit and non-audit services provided to Honeywell by the independent accountants who audit its financial statements. At each meeting, Committee members meet privately with representatives of PricewaterhouseCoopers LLP, our independent accountants, and with Honeywell's Vice President—Corporate Audit. The Board has determined that Mr. Palmer satisfies the “audit committee financial expert” criteria established by the Securities and Exchange Commission and the “accounting or related financial management expertise” criteria established by the New York Stock Exchange. See page 15 for the Audit Committee Report.

Corporate Governance and Responsibility Committee

       The members of the Corporate Governance and Responsibility Committee are:

•	Bruce Karatz (Chair)

•	Gordon Bethune

•	Marshall N. Carter

•	Jaime Chico Pardo

•	Russell E. Palmer

•	Ivan G. Seidenberg

•	Eric K. Shinseki

       The Corporate Governance and Responsibility Committee met three times in 2004. The primary functions of this Committee are to: identify individuals qualified to become Board members, and recommend to the Board the nominees for election to the Board at the next Annual Meeting of Shareowners; review annually and recommend changes to the Corporate Governance Guidelines; lead the Board in its annual review of the performance of the Board and its committees; review policies and make recommendations to the Board concerning the size and composition of the Board, the qualifications and criteria for election to the Board, retirement from the Board, compensation and benefits of non-employee directors, the conduct of business between Honeywell and any person or entity affiliated with a director, and the structure and composition of Board committees; and review Honeywell's policies and programs relating to compliance with its Code of Business Conduct, health, safety and environmental matters, equal employment opportunity and such other matters as may be brought to the attention of the Committee regarding Honeywell's role as a responsible corporate citizen. See “Identification and Evaluation of Director Candidates” on page 6 and “Director Compensation” on page 13.

Management Development and Compensation Committee

       The members of the Management Development and Compensation Committee are:

•	John R. Stafford, Chair

•	Hans W. Becherer

•	Gordon M. Bethune

•	Clive R. Hollick

•	Bruce Karatz

•	Ivan G. Seidenberg

•	Bradley T. Sheares

       The Management Development and Compensation Committee met five times in 2004. The primary functions of this Committee are to: evaluate and approve executive compensation plans, policies and programs, including review of relevant corporate and individual goals and objectives; evaluate the CEO's performance relative to established goals and objectives and, together with the other independent directors, determine and approve the CEO's compensation level based on this evaluation; review and set the annual salary and other remuneration of all other officers; review the management development program, including executive succession plans; recommend individuals for election as officers; and review or take such other action as may be required in connection with the bonus, stock and other benefit plans of Honeywell and its subsidiaries. See pages 18-20 for the Report of the Management Development and Compensation Committee.

Retirement Plans Committee

       The members of the Retirement Plans Committee are:

•	Michael W. Wright (Chair)

•	Hans W. Becherer

•	Jaime Chico Pardo

•	Clive R. Hollick

•	James J. Howard

•	Bradley T. Sheares

       The Retirement Plans Committee met three times in 2004. The primary responsibilities of this Committee are to: appoint the trustees for funds of the employee pension benefit plans of Honeywell and certain subsidiaries; review funding strategies; set investment policy for fund assets; and oversee and appoint plan fiduciaries and members of the committees that invest pension fund assets.

DIRECTOR INDEPENDENCE

       The Corporate Governance and Responsibility Committee conducts an annual review of the independence of the members of the Board and its committees and reports its findings to the full Board. Thirteen of Honeywell's fourteen directors (including four of the five nominees presently standing for election) are non-employee directors. The Corporate Governance and Responsibility Committee reviewed the commercial relationships (i.e., the purchase and/or sale of products and services) between Honeywell and companies with or by whom the non-employee directors are affiliated or employed. Although the Board has not adopted categorical standards of materiality, none of these relationships was deemed to be material as, in each case, within any of the last three years, the aggregate amount of such purchases and sales was less than one percent of the consolidated gross revenues of any such company in any of the last three completed fiscal years. Responses to questionnaires completed by the directors did not indicate any other material relationships (e.g., industrial, banking, consulting, legal, accounting, charitable or familial) which would impair the independence of any of the non-employee directors.

       Based on the report and recommendation of the Corporate Governance and Responsibility Committee, the Board has determined that each of its non-employee members satisfies the independence criteria (including the enhanced criteria with respect to members of the Audit Committee) set forth in the current listing standards and rules of the New York Stock Exchange and Securities and Exchange Commission.

       The Board holds executive sessions of its non-employee directors on at least a quarterly basis. Members serve as the chairperson, or presiding director, for these executive sessions on a rotating basis (meeting-by-meeting) in accordance with years of service on the Board.

IDENTIFICATION AND EVALUATION OF DIRECTOR CANDIDATES

       The Board has determined that its Corporate Governance and Responsibility Committee (the Committee) shall, among other responsibilities, serve as the nominating committee. The Committee is comprised entirely of independent directors under applicable SEC rules and New York Stock Exchange listing standards. The Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available at the Company's website www.honeywell.com, under the heading “Investor Relations” (see “Corporate Governance”—“Board Committees”), or by writing to Honeywell, 101 Columbia Road, Morris Township, New Jersey 07962 c/o Vice President and Corporate Secretary. The Committee is charged with actively seeking individuals qualified to become directors and recommending candidates for all directorships to the full Board of Directors. The Committee continuously considers director candidates in anticipation of upcoming director elections and other potential or expected Board vacancies.

       The Committee considers director candidates suggested by members of the Committee, other directors, senior management and shareowners. The Committee has retained, at the expense of the Company, a search firm to identify potential director candidates, and is also authorized to retain other external advisors, including for purposes of performing background reviews of potential candidates. The search firm retained by the Committee has been provided guidance as to the particular experience, skills or other characteristics that the Board is seeking. The Committee has delegated responsibility for day-to-day management and oversight of the search firm engagement to the Chairman of the Board and/or the Company's Senior VP-Human Resources and Communications.

       Preliminary interviews of director candidates may be conducted by the Chairman of the Committee or, at his request, any other member of the Committee, the Chairman of the Board and/or a representative of a search firm retained by the Committee. Background material pertaining to director candidates is distributed to the members of the Committee for their review. Director candidates who the Committee determines merit further consideration are interviewed by the Chairman of the Committee and such other Committee members, directors and key senior management personnel as determined by the Chairman of the Committee. The results of these interviews are considered by the Committee in its deliberations.

       Director candidates are reviewed by the Committee against the following qualities and skills that are considered desirable for Board membership: their exemplification of the highest standards of personal and professional integrity; their independence from management under applicable securities law, listing standards, and the Company's corporate governance guidelines; their experience and industry background; their potential contribution to the composition, diversity and culture of the Board; their age, educational background and relative skills and characteristics; their ability and willingness to constructively challenge management through active participation in Board and committee meetings and to otherwise devote sufficient time to Board duties; and the needs of the Board and the Company's various constituencies.

       In evaluating the needs of the Board, the Committee considers the qualifications of sitting directors and consults with other members of the Board (including as part of the Board's annual self-evaluation), the CEO and other members of senior management. At a minimum, all recommended candidates must possess the requisite personal and professional integrity, meet any required independence standards, and be willing and able to constructively participate in, and contribute to, Board and committee meetings. Additionally, the Committee conducts regular reviews of current directors whose terms are nearing expiration, but who may be proposed for re-election, in light of the considerations described above and their past contributions to the Board.

       Shareowners wishing to recommend a director candidate to the Committee for its consideration should write to the Committee, in care of Vice President and Corporate Secretary, Honeywell, 101 Columbia Road, Morris Township, New Jersey 07962. To receive meaningful consideration, a recommendation should include the candidate's name, biographical data, and a description of his or her qualifications in light of the above criteria. Shareowners wishing to nominate a director should follow the procedures set out under “Director Nominations” on page 38 of this proxy statement.

       This year, one director is proposed for nomination to the Board of Directors who has not previously stood for election to the Board by the shareowners, Bradley T. Sheares. Dr. Sheares was identified by a third-party search firm and was elected to the Board, effective September 24, 2004.

       The Company did not receive in a timely manner, in accordance with SEC requirements, any recommendation of a director candidate from a shareowner, or group of shareowners, that beneficially owned more than 5% of the Company's Common Stock for at least one year as of the date of recommendation.

PROCESS FOR COMMUNICATING WITH BOARD MEMBERS

       Interested parties may communicate directly with the presiding director for an upcoming meeting or the non-employee directors as a group by writing to Honeywell, 101 Columbia Road, Morris Township, New Jersey 07962, c/o Vice President and Corporate Secretary. Communications may also be sent to individual directors at the above address.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

       The Company has no specific policy regarding director attendance at its Annual Meeting of Shareowners. Generally, however, Board and Committee meetings are held immediately preceding and following the Annual Meeting of Shareowners, with directors attending the Annual Meeting. All of the directors attended last year's Annual Meeting of Shareowners.

Proposal No. 1—ELECTION OF DIRECTORS

       Honeywell's Board of Directors is divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible. The Board has nominated five candidates for election as directors for a term ending at the 2008 Annual Meeting. However, if Proposal 3 to amend the Company's Restated Certificate of Incorporation and By-laws to eliminate the classified Board structure (see page 27) is approved by the requisite vote of shareowners, then the terms of all directors, including those elected at the 2005 Annual Meeting, will end at the 2006 Annual Meeting of Shareowners. Thereafter, all directors will be elected for one-year terms.

       All nominees are currently serving as directors. If prior to the Annual Meeting any nominee should become unavailable to serve, the shares represented by a properly signed and returned proxy card or voted by telephone or Internet will be voted for the election of such other person as may be designated by the Board of Directors, or the Board may determine to leave the vacancy temporarily unfilled or reduce the authorized number of directors in accordance with the By-laws.

       Directors may serve until the Annual Meeting of Shareowners immediately following their 70th birthday. In accordance with this policy, Mr. Becherer (a member of the class of directors with a term expiring in 2006) will retire at the 2005 Annual Meeting. The Board of Directors, upon the recommendation of the Corporate Governance and Responsibility Committee, has determined to extend the retirement age for Mr. Palmer to 72 to allow for the identification of, and orderly transition to, his successor as “Audit Committee Financial Expert.”

       Certain information regarding each nominee and each director currently in office is set forth below.

NOMINEES FOR ELECTION FOR TERM EXPIRING IN 2008
MARSHALL N. CARTER, Senior Fellow at the Center for Public Leadership, John F. Kennedy School of Government, Harvard University
Mr. Carter assumed his current position in January 2001 upon his retirement from State Street Corporation, a worldwide provider of services to institutional investors. He joined State Street Corporation and its principal subsidiary, State Street Bank and Trust Company, as President and Chief Operating Officer in 1991. He became Chief Executive Officer in 1992 and Chairman of the Board in 1993. Prior to joining State Street, Mr. Carter was with Chase Manhattan Bank for 15 years, and before that he served as an officer in the U.S. Marine Corps. Mr. Carter is also a director of the New York Stock Exchange.
Director since 1999	Age 64

DAVID M. COTE, Chairman and Chief Executive Officer of Honeywell International Inc.
Mr. Cote has been Chairman and Chief Executive Officer since July 2002. He joined Honeywell as President and Chief Executive Officer in February 2002. Prior to joining Honeywell, he served as Chairman, President and Chief Executive Officer of TRW Inc., a provider of products and services for the aerospace, information systems and automotive markets, from August 2001 to February 2002. From February 2001 to July 2001, he served as President and Chief Executive Officer and from November 1999 to January 2001 he served as President and Chief Operating Officer of TRW. Mr. Cote was Senior Vice President of General Electric Company and President and Chief Executive Officer of GE Appliances from June 1996 to November 1999.
Director since 2002	Age 52

BRADLEY T. SHEARES, President of U.S. Human Health, Merck & Co., Inc.
Dr. Sheares assumed his current position with Merck & Co. in March of 2001. Prior to that time, he served as Vice President, Hospital Marketing and Sales for Merck's U.S. Human Health business. Dr. Sheares joined Merck in 1987 as a research fellow in the Merck Research Laboratories and held a wide range of positions within Merck, in business development, sales, and marketing, before becoming Vice President in 1996. He is also a director of The Progressive Corporation.
Director since 2004	Age 48

JOHN R. STAFFORD, Retired Chairman of the Board of Wyeth
Mr. Stafford served as Chairman of the Board of Wyeth, a manufacturer of pharmaceutical, health care and animal health products, from 1986 until his retirement at the end of 2002. He also served as Chief Executive Officer from 1986 to 2001. Mr. Stafford joined Wyeth in 1970 and held a variety of positions before becoming President in 1981. He is also a director of J.P. Morgan Chase & Co. and Verizon Communications Inc.
Director since 1993	Age 67

MICHAEL W. WRIGHT, Retired Chairman, President and Chief Executive Officer of SUPERVALU INC.
Mr. Wright was elected President and Chief Operating Officer of SUPERVALU INC., a food distributor and retailer, in 1978, Chief Executive Officer in 1981, and Chairman of the Board in 1982. He retired as President and CEO in June 2001, and as Chairman in May 2002. He joined SUPERVALU INC. as Senior Vice President of Administration and as a member of the board of directors in 1977. Prior to 1977, Mr. Wright was a partner in the law firm of Dorsey & Whitney. Mr. Wright is also a director of Canadian Pacific Railway Company and Wells Fargo & Company. He was a director of Honeywell Inc. from April 1987 to December 1999.
Director since 1999	Age 66

       The Board of Directors recommends that the shareowners vote FOR the election of the five nominees named above.

INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 2006
HANS W. BECHERER, Former Chairman and Chief Executive Officer of Deere & Company
Mr. Becherer began his business career with Deere & Company, a manufacturer of mobile power machinery and a supplier of financial services, in 1962. After serving in a variety of managerial and executive positions, he became a director of Deere in 1986 and was elected President and Chief Operating Officer in 1987, President and Chief Executive Officer in 1989 and Chairman and Chief Executive Officer in 1990 until his retirement in 2000. He is also a director of J.P. Morgan Chase & Co. and Schering-Plough Corporation.
Director since 1991 (Retiring)	Age 69

GORDON M. BETHUNE, Former Chairman of the Board and Chief Executive Officer of Continental Airlines, Inc.
Mr. Bethune joined Continental Airlines, an international commercial airline company, in February 1994 as President and Chief Operating Officer. He was elected President and Chief Executive Officer in November 1994 and Chairman of the Board and Chief Executive Officer in 1996, in which positions he served until his retirement in December of 2004. Prior to joining Continental, Mr. Bethune held senior management positions with the Boeing Company, Piedmont Airlines, Western Airlines, Inc. and Braniff Airlines. Mr. Bethune is also a director of Prudential Financial Inc., Sprint Corporation and Willis Group. He was a director of Honeywell Inc. from April 1999 to December 1999.
Director since 1999	Age 63

JAIME CHICO PARDO, Vice Chairman and Chief Executive Officer of Telefonos de Mexico, S.A. de C.V. (TELMEX)
Mr. Chico Pardo joined TELMEX, a telecommunications company based in Mexico City, as its Chief Executive Officer in 1995. Prior to joining TELMEX, Mr. Chico Pardo served as President and Chief Executive Officer of Grupo Condumex, S.A. de C.V., a manufacturer of products for the construction, automobile and telecommunications industries, and Euzkadi/General Tire de Mexico, a manufacturer of automotive and truck tires. Mr. Chico Pardo is also Chairman of Carso Global Telecom and a director of America Movil, America Telecom and Grupo Carso, all of which are affiliates of Mr. Pardo's company, Telmex. He was a director of Honeywell Inc. from September 1998 to December 1999.
Director since 1999	Age 55

CLIVE R. HOLLICK, Chief Executive, United Business Media plc
Since 1996, Lord Hollick has been Chief Executive of United Business Media, a London-based, international information and publishing group whose operations include periodicals, magazines, newspapers, electronic news distribution, exhibitions and financial information and market research. Prior to that time, and since 1974, he held various leadership positions with United Business Media and its predecessor companies. Lord Hollick is also a director of United Business Media plc and Diageo plc. Lord Hollick has announced his intention to retire as Chief Executive of United Business Media in April of 2005, at which time he will become a Managing Director of Kohlberg, Kravis and Roberts, a private equity firm, focusing on investments in the media and financial services sectors.
Director since 2003	Age 59

INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 2007
JAMES J. HOWARD, Chairman Emeritus of Xcel Energy Inc. (formerly known as Northern States Power Company)
Mr. Howard was Chairman of the Board of Xcel Energy Inc., an energy company, from August 2000 until August 2001. He was Chairman and Chief Executive Officer of Northern States Power since 1988, and President since 1994. Prior to 1987, Mr. Howard was President and Chief Operating Officer of Ameritech Corporation. Mr. Howard is also a director of Ecolab, Inc. and Walgreen Company. He was a director of Honeywell Inc. from July 1990 to December 1999.
Director since June 1999	Age 69

BRUCE KARATZ, Chairman of the Board and Chief Executive Officer of KB Home
Mr. Karatz was elected Chief Executive Officer of KB Home, an international residential and commercial builder, in 1986, and Chairman of the Board in 1993. Mr. Karatz is also a director of Edison International and Avery Dennison Corporation. He was a director of Honeywell Inc. from July 1992 to December 1999.
Director since 1999	Age 59

RUSSELL E. PALMER, Chairman and Chief Executive Officer of the Palmer Group
Mr. Palmer established The Palmer Group, a private investment firm, in 1990, after serving seven years as Dean of The Wharton School of the University of Pennsylvania. He previously served as Managing Director and Chief Executive Officer of Touche Ross International and Managing Partner and Chief Executive Officer of Touche Ross & Co. (USA) (now Deloitte and Touche). He is also a director of The May Department Stores Company.
Director since 1987	Age 70

IVAN G. SEIDENBERG, Chairman and Chief Executive Officer of Verizon Communications Inc.
Mr. Seidenberg assumed his current position with Verizon Communications, a telecommunications and information services provider, in January 2004. Mr. Seidenberg served as President and Chief Executive Officer of Verizon from April 2002 until December 2003. Mr. Seidenberg was President and Co-Chief Executive Officer from June 2000, when Bell Atlantic Corporation and GTE Corporation merged and Verizon Communications Inc. was created. He served as Chairman and Chief Executive Officer of Bell Atlantic from 1999 to June 2000, Vice Chairman, President and Chief Executive Officer from June 1998 to 1999, and Vice Chairman, President and Chief Operating Officer following the merger of NYNEX Corporation and Bell Atlantic in 1997. He is also a director of Wyeth.
Director since 1995	Age 58

ERIC K. SHINSEKI, General United States Army (Ret.)
General Shinseki served in the United States Army for 38 years, most recently as Chief of Staff from June 1999 until June, 2003. Prior to that he held a number of key command positions, including Commander of U.S. Army, Europe and Commander of the NATO-led Peace Stabilization Force in Bosnia-Herzegovina. General Shinseki is the highest-ranking Asian-American in U.S. military history, a West Point graduate, and the recipient of numerous U.S. and foreign military decorations. He is also a director of BancWest Corporation.
Director since 2003	Age 62

DIRECTOR COMPENSATION

       The Corporate Governance and Responsibility Committee reviews and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. Directors who are employees of Honeywell receive no compensation for service on the Board. Honeywell's director compensation program is designed to enable continued attraction and retention of highly qualified directors by ensuring that director compensation is in line with peer companies competing for director talent, and is designed to address the time, effort, expertise and accountability required of active Board membership. In general, the Corporate Governance and Responsibility Committee and the Board believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and it Committees, and an equity component, designed to align the interests of directors and shareowners and, by vesting over time, to create an incentive for continued service on the Board.

       Each non-employee director receives an annual Board cash retainer of $60,000. Each also receives a fee of $2,500 for each Board meeting attended (seven during 2004), an annual retainer of $10,000 for each Board Committee served ($15,000 for Audit Committee), and an additional Committee Chair retainer of $15,000 for the Audit Committee and $10,000 for all other Board Committees. While no fees are generally paid for attending Committee meetings, a $1,000 fee is paid for attendance at a Committee meeting, or other extraordinary meeting related to Board business, which occurs apart from a regularly scheduled Board meeting. Non-employee directors are also provided with $350,000 in business travel accident insurance, and are eligible to elect $100,000 in term life insurance and medical and dental coverage for themselves and their eligible dependents.

       At the commencement of each year, $60,000 in common stock equivalents is automatically credited to each director's account in the Deferred Compensation Plan for Non-Employee Directors, which amounts are only payable after termination of Board service, and may be paid as either a lump sum or in equal annual installments. Directors may also elect to defer, until a specified calendar year or retirement from the Board, all or any portion of their annual cash retainers and fees that are not automatically deferred, and to have such compensation credited to their account in the Deferred Compensation Plan. Amounts credited either accrue interest (8 percent for 2005) or are valued as if invested in common stock equivalents or one of the other funds available to participants in our savings plan. Amounts deferred in a common stock account earn amounts equivalent to dividends. Upon a change of control, a director will be entitled to a lump-sum payment of all deferred amounts.

       Under the Stock Plan for Non-Employee Directors, each new director receives a one-time grant of 3,000 shares of common stock, which are subject to transfer restrictions until the director's service terminates with the consent of a majority of the Board, provided termination occurs at or after age 65. During the restricted period, the director has the right to receive dividends on and the right to vote the shares. At the end of the restricted period, a director is entitled to one-fifth of the shares granted for each year of service (up to five). However, the shares will be forfeited if the director's service terminates (other than for death or disability) prior to the end of the restricted period. The Plan also provides for an annual grant to each director of options to purchase 5,000 shares of common stock at the fair market value on the date of grant, which is the date of the Annual Meeting of Shareowners. Option grants vest in cumulative installments of 40 percent on April 1 of the year following the grant date and an additional 30 percent on April 1 of each of the next two years. These options also become fully vested at the earliest of the director's retirement from the board at or after age 70, death, or disability.

       Director stock ownership guidelines have been adopted under which (1) distribution from common stock equivalent accounts (with respect to shares funded on or after the adoption of such guidelines) cannot commence until one-year post retirement, and (2) net gain shares from option exercises are subject to a one-year holding period (restriction lapses upon death or retirement).

Proposal No. 2—APPROVAL OF INDEPENDENT ACCOUNTANTS

       The Audit Committee, which is comprised entirely of independent directors, is recommending approval of its appointment of PricewaterhouseCoopers LLP (“PwC”) as independent accountants for Honeywell to audit its consolidated financial statements for 2005 and to perform audit-related services, including review of our quarterly interim financial information and periodic reports and registration statements filed with the Securities and Exchange Commission and consultation in connection with various accounting and financial reporting matters. If the shareowners do not approve, the Audit Committee will reconsider the appointment.

       PwC provided audit and other services during 2004 and 2003 as set forth below:

(in millions of $)	2004	2003

Audit Fees	25.9	14.2		Annual audit of the Company's consolidated financial statements, quarterly reviews of interim financial statements in the Company's Form10-Q reports, statutory audits of foreign subsidiaries and, in 2004, Sarbanes-Oxley Section 404 work.
Audit-Related fees	2.9	9.5		Audit-related services primarily associated with the Company's merger and acquisition activity, audits of stand-alone financial statements of subsidiaries, and, in 2003, services performed in connection with the Company preparing to comply with Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting.
Tax Fees	4.6	7.2		Tax compliance services were $3.4 in 2004 and $5.8 in 2003, relating primarily to extra-territorial income and international tax compliance. Tax consultation and planning services were $1.2 in 2004 and $1.4 in 2003, relating primarily to value-added tax and reorganizations.
All Other Fees	0.1	0.0	*	The fee represents primarily licensing fees for electronic workpaper software used by our Corporate Audit Department.
Total Fees	33.5	30.9

* Approximately $40,000

       Audit, audit-related and tax compliance fees, in the aggregate, comprised 96% and 95% of the total fees paid by Honeywell to PwC in 2004 and 2003, respectively.

       In accordance with its Charter, the Audit Committee reviews non-audit services proposed to be provided by PwC to determine whether they would be compatible with maintaining PwC's independence. The Audit Committee has established policies and procedures for the engagement of PwC to provide non-audit services. At its first meeting in each fiscal year, the Audit Committee reviews and approves an annual budget for specific categories of non-audit services (that are detailed as to the particular services) which PwC is to be permitted to provide (those categories do not include any of the prohibited services set forth under the auditor independence provisions of the Sarbanes-Oxley Act of 2002). This review includes an evaluation of the possible impact of the provision of such services by PwC on the firm's independence in performing its audit and audit-related services. On a quarterly basis, the Audit Committee reviews the non-audit services performed by, and amount of fees paid to, PwC, by category in comparison to the pre-approved budget. The engagement of PwC to provide non-audit services that do not fall within a specific category of pre-approved services, or that would result in the total fees payable to PwC in any category exceeding the approved budgeted amount, requires the prior approval of the Audit Committee. Between regularly scheduled meetings of the Audit Committee, the Chair of the Committee may represent the entire Committee for purposes of the review and approval of any such engagement, and the Chair is required to report on all such interim reviews at the Committee's next regularly scheduled meeting.

       Honeywell has been advised by PwC that it will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

       The Board of Directors recommends that the shareowners vote FOR the approval of the appointment of PricewaterhouseCoopers LLP as independent accountants.

AUDIT COMMITTEE REPORT

       The Audit Committee of the Honeywell International Inc. Board of Directors is comprised of the six directors named below. Each member of the Audit Committee is an independent director as defined by applicable Securities and Exchange Commission (SEC) rules and New York Stock Exchange (NYSE) listing standards. In addition, our Board of Directors has determined that Russell E. Palmer is an “audit committee financial expert” as defined by applicable SEC rules and satisfies the “accounting or related financial management expertise” criteria established by the NYSE. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available free of charge on our website under the heading “Investor Relations” (see “Corporate Governance”—“Board Committees”), or by writing to Honeywell, 101 Columbia Road, Morris Township, New Jersey 07962, c/o Vice President and Corporate Secretary.

       Management is responsible for the Company's internal controls and preparing the Company's consolidated financial statements. The Company's independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee is responsible for overseeing the conduct of these activities and, subject to shareowner ratification, appointing the Company's independent accountants. As stated above and in the Committee's charter, the Committee's responsibility is one of oversight. The Committee does not provide any expert or special assurance as to Honeywell's financial statements concerning compliance with laws, regulations or generally accepted accounting principles. In performing its oversight function, the Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent accountants.

       The Audit Committee reviewed and discussed the Company's consolidated financial statements for the year ended December 31, 2004 with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees. The Committee also reviewed, and discussed with management and PwC, management's report and PwC's report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

       The Company's independent accountants provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee discussed with the independent accountants their independence. The Audit Committee concluded that PwC's provision of non-audit services, as described in the preceding section of this proxy statement, to the Company and its affiliates is compatible with PwC's independence.

       Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Russell E. Palmer, Chair
Marshall N. Carter
James J. Howard
Eric K. Shinseki
John R. Stafford
Michael W. Wright

STOCK OWNERSHIP INFORMATION

Five Percent Owners of Company Stock

       The following table sets forth information as to those holders known to Honeywell to be the beneficial owners of more than 5% of the outstanding shares of Honeywell Common Stock as of December 31, 2004.

Name and Complete Mailing Address	Number of Shares		Percent of Common Stock Outstanding

State Street Bank and Trust Company 225 Franklin Street, Boston, MA 02101	103,703,848	(1)	12	(2)
Fidelity Management & Research Corp. 82 Devonshire Street, Boston, MA 02109	54,796,978	(3)	6

(1)	State Street has sole voting power in respect of 28,887,900 shares; shared voting power in respect of 74,815,948 shares; and shared dispositive power in respect of all 103,703,848 shares listed above.
(2)	State Street holds 8.7% of our outstanding common stock as trustee for certain Honeywell savings plans. Under the terms of the plans, State Street is required to vote shares attributable to any participant in accordance with instructions received from the participant and to vote all shares for which it does not receive instructions in the same ratio as the shares for which instructions were received.
(3)	Fidelity Management & Research has sole voting power in respect of 7,303,661 shares; shared voting power in respect of 47,493,317 shares; and sole dispositive power in respect of all 54,796,978 shares.

Stock Ownership of Directors and Executive Officers

       The following table sets forth information as of February 25, 2005 with respect to the beneficial ownership of Common Stock by each director, by each executive officer named in the Summary Compensation Table herein, and by all directors and executive officers of Honeywell as a group. In general, “beneficial ownership” includes those shares a director or executive officer has the sole power to vote or transfer, except as otherwise noted, and stock options that are exercisable currently or within 60 days. Directors and executive officers also have interests in stock-based units under Company plans. While these units may not be voted or transferred, we have included them in the table below as they represent the total economic interest of the directors and executive officers in Honeywell stock.

		Components of Beneficial Ownership (Number of Shares)
Name(1)	Total Number of Shares(2)	Common Stock Beneficially Owned	Right to Acquire Within 60 Days(3)	Other Stock-Based Holdings(4)
Hans W. Becherer	59,571	7,810	17,200	34,561
Gordon M. Bethune	20,572	3,000	9,400	8,172
Marshall N. Carter	49,769	18,000	11,400	20,369
Jaime Chico Pardo	24,297	3,113	9,400	11,784
David M. Cote	2,644,569	27,160	2,537,200	80,209
Clive R. Hollick	9,774	3,000	2,000	4,774
James J. Howard	66,405	7,942	9,400	49,063
Bruce Karatz	55,683	9,391	9,400	36,892
Russell E. Palmer	35,903	7,000	17,400	11,503
Ivan G. Seidenberg	40,145	3,965	17,400	18,780
Bradley T. Sheares	5,163	3,000	0	2,163
Eric K. Shinseki	9,372	3,016	2,000	4,356
John R. Stafford	59,298	23,917	17,400	17,981
Michael W. Wright	75,130	5,250	9,400	60,480
David J. Anderson	152,944	111	152,400	433
Roger Fradin	253,388	445	218,250	34,693
Robert D. Johnson	862,970	56,571	805,000	2,415
Peter M. Kreindler	1,020,082	4,002	990,000	26,080
All directors and executive officers as a group, including the above-named persons (22 people)	6,450,215	240,265	6,158,650	445,316

(1)	c/o Honeywell International Inc., 101 Columbia Road, Morris Township, New Jersey 07962.
(2)	The total beneficial ownership for any individual is less than 0.32%, and the total for the group is approximately 0.76%, of the shares of Common Stock outstanding.
(3)	Includes shares which the named individual or group has the right to acquire within 60 days through the vesting of restricted units and the exercise of stock options.
(4)	Includes shares and/or share-equivalents in deferred accounts, as to which no voting or investment power exists. Also includes the following number of shares subject to shared dispositive power: Mr. Stafford, 8,000 shares; and all directors and executive officers as a group, 43,170 shares.

EXECUTIVE COMPENSATION
Report of the Management Development and Compensation Committee

       The Management Development and Compensation Committee of the Board of Directors (the “Committee”') determines the compensation of Honeywell's executive officers (with respect to the CEO, the Committee recommends compensation for approval by the independent, non-employee directors, including the members of the Committee) and oversees the design and administration of executive compensation programs. The Committee is composed entirely of independent directors.

Executive Compensation Policies and Programs

       Honeywell's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareowner returns by achieving aggressive goals. The programs link each executive's compensation directly to Honeywell's performance. A significant portion of each executive's compensation is dependent upon achieving business and financial goals, realizing other individual performance objectives, and upon stock price appreciation.

       Each year, the Committee reviews the executive compensation policies with respect to the linkage between executive compensation and the creation of shareowner value, as well as the external competitiveness of the programs. The Committee approves salary actions and determines the amount of annual bonuses and the number and amount of long-term incentive awards for officers. The Committee also determines what changes, if any, are appropriate in the compensation programs of the Company.

       The Internal Revenue Code restricts deductibility of annual individual compensation to its top executive officers in excess of $1 million if certain conditions set forth in the Code are not fully satisfied. Honeywell intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code of compensation paid to its executive officers while maintaining compensation programs that effectively attract and retain exceptional executives in a highly competitive environment and, accordingly, compensation paid under Honeywell's stock plan and incentive compensation plans is generally tax-deductible. However, on occasion it is not possible to satisfy all conditions of the Internal Revenue Code for deductibility and still meet Honeywell's compensation needs, and in such limited situations, certain compensation paid to some executives is not tax-deductible.

Components of Compensation

       There are three basic components to Honeywell's executive compensation: base salary, annual incentive bonus, and long-term incentive compensation. Each executive's compensation is linked directly to Honeywell's performance through substantial variable pay at risk based upon the achievement of pre-established financial goals and individual management objectives. In 2004, approximately 85% of the Chief Executive Officer's (CEO) compensation and 80% of the compensation earned by or awarded to the other four most highly compensated executive officers was performance-based. The Committee considers both long-term and near-term strategic and financial objectives in designing Honeywell's overall compensation programs. Each component of such programs is addressed in the context of competitive conditions. In determining competitive compensation levels, Honeywell analyzes information from several independent executive compensation surveys and consultants, which information is reviewed with the Committee in connection with setting officer compensation levels. The Committee retains an independent compensation consultant to conduct a more specific review in connection with the determination of executive officer (including the CEO) compensation. It should be noted that the Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the same companies that would be included in a peer group established to compare shareowner returns. Thus, the compensation peer groups cited in this report are not the same as the peer group index in the Comparison of Five Year Cumulative Total Return graph included at page 24 of this proxy statement.

       Base Salary: Base pay is designed to be competitive compared with prevailing market rates at large industrial companies which have similar total revenue and market capitalization, are positioned in the same markets and businesses and/or compete with Honeywell for management talent. The executive's actual salary relative to this competitive framework varies based on individual performance and the individual's skills, experience and background.

       Annual Incentive Bonus: Award levels, like base salary levels, are set with reference to competitive conditions and are intended to motivate executives by providing substantial bonus payments for the achievement of aggressive goals. Incentive compensation awards are made pursuant to the terms of the Honeywell International Inc. Incentive Compensation Plan for Executive Employees. In December 2003, the Committee approved several changes to the 2004 Incentive Compensation Plan to strengthen the pay for performance linkage. The 2004 corporate financial objectives—EPS and free cash flow—were weighted equally in determining the Company-wide incentive compensation pools. In addition, the 2004 overall incentive compensation pool was reduced due to Honeywell's relative EPS growth performance versus a pre-established group of 36 peer companies consisting of the Aerospace & Defense, Conglomerates, Auto Parts & Equipment, Specialty Chemicals, Diversified Chemical and Industrial Machinery subgroups (the areas in which Honeywell's Strategic Business Groups conduct business) of the Standard & Poor's 500 Index.

       Each executive has a bonus target expressed as a percentage of base salary. Bonus targets for executive officers, other than the CEO, range from 75% to 100% of base salary. Actual awards can range from 0% to 200% of target, depending on performance against pre-established equally-weighted financial goals (EPS and free cash flow for Corporate and net income and free cash flow for each of the four Strategic Business Groups) and performance against other specific management objectives (e.g., improving customer satisfaction, driving Honeywell growth imperatives, driving process excellence by increasing the use of Six Sigma Plus and DigitalWorks, and promoting learning and innovation in the workplace). Unusual, infrequently occurring and/or extraordinary items are excluded in determining achievement of financial objectives. The types and relative importance of the non-financial objectives varied among Honeywell's executives depending upon their positions and the particular operations or functions for which they were responsible.

       Long-term Incentive Compensation: The principle purpose of the long-term incentive compensation program is to encourage Honeywell's executives to enhance the value of Honeywell and, hence, the price of the Common Stock and the shareowners' return. The long-term incentive component of the compensation system (through extended vesting) is also designed to create retention incentives for the individual.

       The long-term, equity-based compensation program consists primarily of stock option grants that vest over a multi-year period of service and is tied directly to shareowner returns. Stock options align executives' interests with those of the shareowners because if the price of the stock declines from the price established at the grant date, the executive obtains no value. The re-pricing of stock options is not permitted under the 2003 Stock Incentive Plan. Like the annual bonus and base salary, long-term incentive award levels are set with regard to competitive considerations and each individual's actual award is based upon the individual's performance and potential for increased responsibility and contributions.

       In February 2003, the Committee established a new long-term cash-based compensation program (the “Growth Plan”) and granted awards in the form of Growth Plan Units to select executives for the 2003-2004 performance period. No additional Growth Plan Units were awarded to any executive officer during 2004. Unlike stock options that reward executives for enhancing shareowner value through Honeywell stock price increases, Growth Plan Units encourage executives to focus on achieving multi-year goals consistent with Honeywell's strategic business plan and growth initiatives. Payment of these awards is contingent upon the achievement over the performance period of specified financial objectives for revenue growth and return on investment, each weighted equally. In addition, no awards are payable if Honeywell does not achieve a specified minimum annual EPS growth over the performance period. Unusual, infrequently occurring and/or extraordinary items are excluded in determining achievement of financial objectives.

       The Growth Plan cash awards earned for the 2003-2004 performance cycle exceeded target payment levels given Honeywell's performance against both revenue growth and return on investment goals were above established targets. Fifty percent of earned awards were paid in the first quarter of 2005 and the remaining fifty percent will be paid one year later. See the “LTIP Payout” information in the Summary Compensation Table and related footnotes beginning on page 21 of this proxy statement.

       In addition to stock options and Growth Plan Units, awards of restricted units, each of which entitles the holder to one share of Common Stock on vesting, may be made on a selective basis to individual executives in order to enhance the incentive for them to remain with Honeywell. These units vest over an extended period of service of up to seven years. A limited number of restricted unit grants will be used on a proactive basis to retain and reward executives who have exhibited sustained exceptional performance and who are determined to be high potential resources.

       Stock Ownership Guidelines: In February 2003, the Committee adopted minimum stock ownership guidelines for all Honeywell officers. The ownership requirement for the CEO is Honeywell stock equal in value to six times the current annual base salary. The other Named Executive Officers, as well as a group of other key global business and corporate executives, are required to own shares approximately equivalent in value to either two or four times the current annual base salary. Each of the Named Executive Officers holds shares in excess of the established ownership guidelines.

       In addition, the stock ownership guidelines call for officers to hold for at least one year the net shares from restricted stock unit vesting (with respect to restricted stock units granted after the adoption of the stock ownership guidelines) or the net gain shares of Honeywell stock that they receive by exercising stock options. For this purpose, “net shares” means the number of shares obtained from restricted stock unit vesting, less the number of shares the executive sells to pay Company withholding taxes. “Net gain shares” means the number of shares obtained by exercising the option, less the number of shares the executive sells to: (a) cover the exercise price of the options; and (b) pay the Company withholding taxes. After minimum ownership levels are met, officers would be able to sell shares above the minimum required level after satisfying the one-year holding period. These guidelines are subject to periodic review to ensure the levels are appropriate.

Compensation of the Chief Executive Officer

       The Committee retained an independent consulting firm to evaluate competitive compensation levels and make recommendations for the compensation of the Chief Executive Officer. During 2004, the Committee's Charter was amended to provide that the Committee will recommend, and the independent, non-employee directors (including the members of the Committee) will approve, the CEO's compensation. The Committee remains responsible for reviewing and approving the corporate goals and objectives relevant to CEO compensation and evaluating the CEO's performance in light of those goals and objectives.

       Pursuant to his employment agreement, Mr. Cote received a base salary of $1,500,000 in 2004, which is the salary rate that has been in effect for him since February 2002 when he joined Honeywell. Mr. Cote was awarded an annual incentive bonus for 2004 of $2,400,000, which represents a 14% increase over his 2003 incentive bonus. In determining the level of award, the Board of Directors took into consideration, in addition to the performance against the corporate financial objectives discussed above, the continued progress of Mr. Cote and his management team on improving organic revenue growth, funded growth initiatives, business portfolio restructuring and acquisition integration.

       With respect to the long-term incentive compensation, Mr. Cote was granted 600,000 stock options in February 2004 and received a Growth Plan cash award of $4,476,548 in the first quarter of 2005 representing fifty percent of his earned Growth Plan cash award for the 2003-2004 performance cycle. The remaining fifty percent of the earned Growth Plan cash award will be paid in the first quarter of 2006. No additional restricted units or Growth Plan Units were awarded to him during 2004. See the “LTIP Payout” information in the Summary Compensation Table and related footnotes beginning on page 21, and “Employment and Termination Arrangements” on page 24 for further discussion of Mr. Cote's employment agreement.

       Pursuant to its Charter, in reviewing the long-term incentive component of CEO compensation, the Committee considered Honeywell's financial performance and relative shareowner return, the value of similar incentive awards to CEO's at comparable companies, and the awards given to the CEO in past years.

The Management Development and Compensation Committee:

John R. Stafford, Chairman Hans W. Becherer Gordon M. Bethune Clive R. Hollick Bruce Karatz Ivan G. Seidenberg Bradley T. Sheares

Summary Compensation Table

       The following table provides a summary of cash and non-cash compensation paid to, earned by or awarded to Honeywell's Chief Executive Officer during 2004 and the other four most highly compensated executive officers of Honeywell during 2004.

Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(I)
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)(1)	Restricted Stock Awards($)(2)	Securities Underlying Options/SARs (Shares)	LTIP Payouts($)(3)	All Other Compensation($)(4)

David M. Cote (5) Chairman of the Board and Chief Executive Officer	2004 2003 2002	$1,500,000 1,500,000 1,292,308	$2,400,000 2,100,000 1,875,000	$292,657 596,954 723,543	$ — — 25,140,500	600,000 600,000 2,202,200	$4,476,548 — —	$501,861 2,665,027 2,837,741
David J. Anderson (6) Senior Vice President Chief Financial Officer	2004 2003 2002	700,000 368,219 —	800,000 700,000 —	412,476 149,310 —	— 4,323,000 —	150,000 262,000 —	1,297,000 — —	436,485 2,260,719 —
Robert D. Johnson (7) President and Chief Executive Officer Aerospace	2004 2003 2002	643,852 616,466 590,000	800,000 625,000 615,000	56,069 38,932 105,117	— — 3,392,000	150,000 150,000 —	1,027,500 — —	70,063 68,315 67,261
Peter M. Kreindler Senior Vice President and General Counsel	2004 2003 2002	600,000 587,110 495,000	700,000 575,000 550,000	42,950 42,430 317,320	— — 3,692,000	150,000 150,000 —	1,297,500 — —	489,590 472,362 315,636
Roger Fradin (8) President and Chief Executive Officer Automation and Controls	2004 2003 2002	587,705 — —	600,000 — —	54,214 — —	229,230 — —	150,000 — —	1,843,750 — —	302,475 — —

       (1) Other Annual Compensation consists of the following:

		Mr. Cote		Mr. Anderson	Mr. Johnson	Mr. Kreindler	Mr. Fradin

Legal Fees	2004 2003 2002	$	— — 118,667	— — —	— — —	— — —	— — —
Personal use of company aircraft*	2004 2003 2002		101,500 107,175 61,475	6,400 15,000 —	— — 20,291	3,800 3,300 10,350	— — —
Personal financial planning services	2004 2003 2002		26,385 29,350 15,354	— — —	— — —	— — —	— — —
Cash flexible perquisite payments	2004 2003 2002		— 12,500 43,056	50,000 26,096 —	41,851 27,250 27,250	38,000 38,000 38,000	50,000 — —
Temporary housing	2004 2003 2002		— 73,194 60,300	21,348 20,227 —	— — —	— — 33,156	— — —
Excess liability insurance	2004 2003 2002		1,150 1,130 844	1,150 471 —	1,150 1,130 1,125	1,150 1,130 1,125	1,150 — —
Personal use of company car**	2004 2003 2002		55,390 66,651 28,944	— — —	292 9,125 —	— — —	— — —
Security	2004 2003 2002		36,597 169,978 —	— — —	— — —	— — —	— — —
Tax reimbursement payments***	2004 2003 2002		71,635 136,976 394,903	333,578 87,516 —	12,776 1,427 56,451	— — 234,689	3,064 — —

Totals	2004 2003 2002		$292,657 596,954 723,543	$412,476 149,310 —	$56,069 38,932 105,117	$42,950 42,430 317,320	$54,214 — —

*	Mr. Cote is required by Company policy to use Company aircraft for all travel.
**	For Mr. Cote, includes the cost of drivers who also serve as security.
***	Mr. Anderson's relocation required a loss on sale payment which included tax reimbursement.

       (footnotes continued on next page)

       (footnotes continued from previous page)

(2)	The information in this column is based upon the closing price of Common Stock on the date of grant. Each restricted unit entitles the holder to a share of Common Stock on vesting. Common Stock dividend equivalents are payable on each restricted unit prior to vesting. The restricted units held by the individuals set forth below vest as follows: Mr. Cote, 55,500 vested on November 11, 2002, 14,137 vested on February 22, 2003, 6,963 vested on February 22, 2004, 315,200 will vest on February 1, 2006 and 378,200 will vest on July 1, 2012; Mr. Johnson, 50,000 vested on February 7, 2004 and 50,000 vested on February 7, 2005; Mr. Kreindler, 100,000 will vest on April 26, 2005; Mr. Fradin, 3,215 vested on February 6, 2005 and 3,215 will vest on February 6, 2006; Mr. Anderson, 24,750 will vest on July 25, 2006, 49,500 will vest on July 25, 2007, 50,250 will vest on July 25, 2008 and 25,500 will vest on July 25, 2009. The total number of unvested restricted units held and their value, both as of December 31, 2004, are as follows: Mr. Cote, 693,400 ($24,553,294); Mr. Anderson, 150,000 ($5,311,500); Mr. Johnson, 50,000 ($1,770,500); Mr. Kreindler, 100,000 ($3,541,000); and Mr. Fradin, 81,430 ($2,883,436); and all restricted units vest in the event of the Normal/Full retirement, death or Total Disability of the grantee, or upon a Change in Control of Honeywell, as such terms are defined in the 1993 Stock Plan for Employees of Honeywell International Inc. and its Affiliates and the 2003 Stock Incentive Plan for Employees of Honeywell International Inc. and its Affiliates.
(3)	Represents fifty percent of earned awards under the Growth Plan for the 2003-2004 performance period. Growth Plan awards were determined by the Committee by comparing the Company's actual performance with revenue growth and return on investment targets (each measure equally weighted) established by the Committee for the performance period. The Committee also established a minimum earnings per share growth target that was to be met before any amounts would be paid under the Growth Plan. The remaining fifty percent of earned awards for the 2003-2004 performance period will be paid in the first quarter of 2006. In light of Mr. Johnson's willingness to facilitate an orderly Aerospace leadership succession, he will be entitled to receive the cash award payable under the Growth Plan in the first quarter of 2006 (see note 7 below). Mr. Fradin's LTIP Payouts also include the amount of $1,330,000, which represents a long-term incentive bonus award paid in 2004, based on performance targets established at the time of Honeywell's acquisition of Pittway Corporation.
(4)	All other compensation for 2004 consists of the following:
	Mr. Cote	Mr. Anderson	Mr. Johnson	Mr. Kreindler	Mr. Fradin

Make whole payments*	$0	$0	$0	$0	$196,407
Above market interest**	390,014	17,919	5,329	429,207	59,022
Matching contributions	60,000	15,077	51,446	48,000	47,046
Executive life insurance	1,332	0	13,287	12,384	0
Above plan relocation***	50,515	403,489	0	0	0

Total	$501,861	$436,485	$70,063	$489,590	$302,475

*	For Mr. Fradin, represents a cash payment from the Pittway Performance Shares Program that was paid at the rate of $45.50 per option on the vesting date for options that were unvested at the time of Honeywell's acquisition of Pittway Corporation.
**	Represents the difference between market interest rates determined pursuant to Securities and Exchange Commission rules and the 8-11% interest (8% with respect to 2004 deferrals) credited by the Company on deferred salary, incentive compensation, and supplemental savings programs. Under the salary and incentive compensation deferral plans, the Executive Officer generally must remain employed by the Company for at least three years following the deferrals or retire in order to obtain the full stated interest rate. For Mr. Anderson, this amount includes above market interest earned on the 2003 make whole payments for long-term incentive awards to which Mr. Anderson would have been entitled from his former employer, but which he forfeited upon acceptance of his employment with Honeywell. Such payments

       (footnotes continued on next page)

       (footnotes continued from previous page)

were credited on Mr. Anderson's behalf to the Company's Salary and Incentive Award Deferral Plan for Selected Employees and will be paid in accordance with the terms and conditions of such Plan.
***	For Mr. Anderson, represents a loss on the sale of Mr. Anderson's home as a result of his relocation when hired by Honeywell.
(5)	Mr. Cote was hired on February 18, 2002.
(6)	Mr. Anderson was hired on June 23, 2003.
(7)	Mr. Johnson intends to retire in January 2006. He will serve as non-executive Chairman of Honeywell Aerospace during 2005 to facilitate an orderly leadership succession.
(8)	Mr. Fradin was named President and Chief Executive Officer, Automation and Control Solutions on January 5, 2004.

Option Grants in Last Fiscal Year

       The stock options included in the following table were all granted with an exercise price equal to 100 percent of the fair market value of the Common Stock on the date of grant.

Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Grant Date Present Value(2)

D.M. Cote	600,000	6.38%	$35.65	02/05/14	$6,264,000
D.J. Anderson	150,000	1.60%	35.65	02/05/14	1,566,000
R.D. Johnson	150,000	1.60%	35.65	02/05/14	1,566,000
P.M. Kreindler	150,000	1.60%	35.65	02/05/14	1,566,000
R. Fradin	150,000	1.60%	35.65	02/05/14	1,566,000

(1)	Vesting will occur 40% on January 1, 2005 and 30% on each of January 1, 2006 and January 1, 2007. Pursuant to the terms of the 2003 Stock Incentive Plan for Employees of Honeywell International Inc. and its Affiliates, options expire if not exercised within ten years, and immediately vest upon the Full Retirement, death or Total Disability of the grantee, or upon a Change in Control of Honeywell, as such terms are defined in the Plan.

(2)	Options are valued using a Black-Scholes option pricing model that assumes the following: a historic five-year average volatility of 38.1%, the average dividend yield for the three years ended December 31, 2004 (2.4%), a 2.4% risk-free rate of return (based on the average zero coupon five-year U.S. Treasury note yield for the month of grant), and an expected option life of 5.0 years based on past experience. No adjustments are made for non-transferability or risk of forfeiture. Options will have no actual value unless, and then only to the extent that, the Common Stock price appreciates from the grant date to the exercise date.

Aggregated Option Exercises in Last Fiscal
Year and FY-End Option Values

			Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year-End
Name	Shares Acquired on Exercise(#)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

D.M. Cote	—	—	1,749,700	1,652,500	$5,819,891	$5,538,575
D. J. Anderson	—	—	92,400	319,600	$672,672	$1,234,688
R. D. Johnson	—	—	700,000	240,000	$357,450	$740,100
P.M. Kreindler	—	—	785,000	240,000	$688,800	$1,033,200
R. Fradin	—	—	135,750	270,000	$688,800	$1,033,200

Performance Graph

       The following graph compares the five-year cumulative total return on our Common Stock to the total returns on the Standard & Poor's 500 Stock Index and a composite of Standard & Poor's Aerospace and Defense and Industrial Conglomerates indices, on an equally weighted basis (the “Composite Index”). The selection and weighting of the Aerospace and Defense component of the Composite Index was deemed appropriate in light of the fact that Honeywell's Aerospace segment has accounted for, on average, approximately 50% of our aggregate segment profits over the past three completed fiscal years. The selection and weighting of the Industrial Conglomerates component of the Composite Index reflects the diverse and distinct range of non-aerospace businesses conducted by Honeywell and their contribution to our overall segment profits. The annual changes for the five-year period shown in the graph are based on the assumption that $100 had been invested in Honeywell stock and each index on December 31, 1999 and that all dividends were reinvested.

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2002

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Employment and Termination Arrangements

       Mr. Cote's employment agreement provides for his employment as Chairman and Chief Executive Officer through February 18, 2007 (having served as President and Chief Executive Officer from February through June 2002), with automatic extensions of such agreement that retain a minimum three year term. During the term of his agreement, Mr. Cote will have an annual salary of at least $1,500,000, an annual target bonus opportunity equal to 125 percent of his base salary and shall be eligible for annual equity awards based on a target value of 230% of his then current base salary and annual incentive bonus target. If his employment is terminated by Honeywell other than for cause (as defined in his agreement) prior to the expiration of his agreement, Honeywell will continue to provide Mr. Cote with compensation, benefits, and other compensation arrangements through his date of termination and following that, Mr. Cote will receive benefits under the Severance Plan for Senior Executives, described below. If Mr. Cote is terminated other than for cause, death or disability, or if he terminates his employment for ‘good reason', his unvested, non-performance based equity awards would remain outstanding and vest as scheduled. In the event of a change in control, Honeywell's obligation to provide certain life insurance benefits for Mr. Cote would become irrevocable and

Honeywell would be required to immediately transfer the policy to an irrevocable trust and fund the trust in an amount sufficient to pay projected future premiums with respect to the policy. See also “Retirement Benefits.”

       Under the Severance Plan for Senior Executives, the executive officers named in the Summary Compensation Table (except Mr. Fradin) would be entitled to payments equivalent to base salary and annual incentive bonus (and continuation of certain benefits, such as group life and medical insurance coverage) for a period of 36 months if their employment is terminated by Honeywell other than for “gross cause” (which includes fraud, theft, intentional misconduct and criminal conduct). Mr. Fradin will receive severance payments and benefits for a period of 18 months under the Severance Plan for Senior Executives. Following a voluntary resignation for ‘good reason' after a change in control, the payments would be made in a lump sum. The Severance Plan for Senior Executives provides for an additional payment sufficient to eliminate the effect of any applicable excise tax on payments in excess of an amount determined under Section 280G of the Internal Revenue Code. Payments subject to the excise tax would not be deductible by Honeywell.

Retirement Benefits

       The following table illustrates the estimated annual pension benefits which would be provided on retirement at age 65 under Honeywell's Retirement Earnings Plan and related unfunded supplemental retirement plans (collectively, the “Honeywell Pension Program”), after applicable deductions for Social Security benefits and assuming completion of the required five years of service, to the salaried executives identified in the following paragraph with the specified average annual remuneration and years of service.

	Pension Table Years of Credited Service
Average Annual Remuneration	5	10	15	20	25–30	35	40

$1,200,000	$106,299	$226,299	$346,299	$466,299	$586,299	$624,160	$713,326
1,300,000	116,299	246,299	376,299	506,299	636,299	676,660	773,326
1,400,000	126,299	266,299	406,299	546,299	686,299	729,160	833,326
1,500,000	136,299	286,299	436,299	586,299	736,299	781,660	893,326
3,500,000	336,299	686,299	1,036,299	1,386,299	1,736,299	1,831,660	2,093,326

       The benefit amounts shown in the Pension Table are computed on a straight-life annuity basis. Except as otherwise noted below, upon their retirement, executives may elect to receive the value of their supplemental retirement plan benefits in a lump sum. At January 1, 2005, the following individuals have approximately the indicated number of years of credited service for purposes of the Honeywell Pension Program: Mr. Anderson 1.5; Mr. Johnson, 10; and Mr. Kreindler, 13. Mr. Johnson is covered by a non-qualified pension arrangement that provides that, if he continues his active employment with Honeywell until December 31, 2005, for pension purposes, he will be credited with two years of service for each year of service with AlliedSignal/Honeywell.

       Mr. Anderson's basic benefit under the Honeywell Pension Program is a lump sum amount equal to 6% of average annual remuneration (as defined below) times full years of credited service. Mr. Anderson is also covered by a non-qualified pension arrangement that provides pension benefits in addition to the basic pension benefit described in the preceding sentence. If Mr. Anderson retires on or after attaining age 56, he will be entitled to the pension benefits described in the above table (reduced by his basic benefit under the Honeywell Pension Program) and service shall include both his Honeywell and ITT service for all purposes. If Mr. Anderson retires from the Company on or after attaining age 60, he is terminated by the Company for reasons other than cause after completing at least two years of service, or there is a change in control regardless of the number of years of service Mr. Anderson has at that time, he will be entitled to an additional annual pension benefit of $125,000 (or $175,000 if he retires from the Company on or after attaining age 62).

       The amounts in the Salary and Bonus columns of the Summary Compensation Table for 2004 would be included in computing remuneration for pension purposes as well as any payroll based reward and recognition awards. Average annual remuneration under the Honeywell Pension Program is calculated based on the highest paid 60 consecutive months of an employee's last 120 months of employment.

       Under Mr. Cote's employment agreement he is entitled to receive a retirement benefit, expressed as a single life annuity commencing at age 60, equal to 60 percent of final average compensation (based on his highest three years of base salary and bonus) payable annually for his lifetime, with a lifetime surviving spouse benefit equal to 75% of his benefit. Benefits under his agreement will be reduced by (i) 4% per year for each year that such benefits commence prior to Mr. Cote's 60th birthday, and (ii) any retirement benefits payable under the Honeywell Pension Program (or under any other generally applicable Honeywell pension arrangements) and benefits payable under retirement plans of former employers. The value of the non-qualified portion of this benefit is also available in a lump sum following termination of employment. Mr. Cote's agreement further provides that his retirement benefit is forfeitable if he voluntarily terminates employment with Honeywell without good reason prior to completing 5 years of service or is terminated by Honeywell for cause. The additional retirement benefit required by Mr. Cote's employment agreement is payable at the same time, in the same manner and under the same terms and conditions, as under any other non-qualified pension plan in the Honeywell Pension Program in which Mr. Cote participates on his termination date. If Mr. Cote is entitled to severance payments following his termination, the additional retirement benefit will not be paid until the severance period ends. For purposes of calculating final average compensation and service, up to twelve months of severance payments shall be taken into account.

       Assuming his retirement at age 60, based on his current final average compensation, Mr. Cote would be entitled to an annual retirement benefit of $2,175,000 under his agreement, before reduction of such amount by retirement benefits payable from prior employers.

       Mr. Fradin's basic benefit under the Honeywell Pension Program will be expressed as an annuity based on 1.2% of his eligible pay each year up to the average of the Social Security wage bases over a period defined in the Honeywell Pension Program; plus 1.85% of his eligible pay in excess of such average. Because of his prior service with the Pittway Corporation, Mr. Fradin is also covered by a two part non-qualified pension arrangement that provides pension benefits in addition to the basic pension described in the preceding sentence. For service on or before June 30, 2003, Mr. Fradin's pension benefit is calculated using the basic benefit formula with eligible pay up to $300,000 per year. For service on or after July 1, 2003, Mr. Fradin's pension benefit is calculated as a lump sum amount equal to 6% of average annual remuneration (as defined below) (with no dollar limitation) times credited service on or after July 1, 2003. At the time employment began with the Pittway Corporation, Mr. Fradin did not elect to receive his additional pension benefit for service on or before June 30, 2003 in the form of a lump sum. Therefore, when he retires, he will receive such benefits in annuity form. If Mr. Fradin's base compensation were to grow at 4% per year, and his bonus was paid at 100% of target, the estimated total annual retirement benefit payable at age 65 on a straight line annuity basis would be $282,000.

Certain Relationships and Related Transactions

       The Honeywell ADI business leases its administrative office building in Melville, New York at a market value rent of $788,000 per year. Subsequent to the time that ADI entered into this lease, the property was acquired by a partnership known as “New Island Holdings.” Mr. Fradin, President and Chief Executive Officer, Honeywell Automation and Controls, is a limited partner, holding a twelve percent ownership interest, in New Island Holdings. The terms of the lease have not been changed since the original negotiation between ADI and the prior owner.

MANAGEMENT PROPOSALS

Proposal No. 3—APPROVAL OF AMENDMENTS TO RESTATED CERTIFICATE
OF INCORPORATION AND BY-LAWS ELIMINATING THE CLASSIFIED
STRUCTURE OF THE BOARD OF DIRECTORS

       Honeywell's Restated Certificate of Incorporation (Article SEVENTH) and By-Laws (Article III, Sections 2 and 10) currently provide for the classification of the Board of Directors into three classes, with each class being elected every three years, and contain provisions relating to such classification concerning the filling of director vacancies and the removal of directors. The Board of Directors has determined that the Restated Certificate of Incorporation and By-laws should be amended to repeal these provisions and to make certain conforming changes as appropriate and has unanimously adopted resolutions approving such amendments, declaring their advisability and recommending such amendments to our shareowners.

       The affirmative vote of shareowners holding at least 80% of the shares of Honeywell Common Stock issued and outstanding as of the record date is required for approval of this proposal. All abstentions and failures to return a proxy card will have the same effect as a vote against this proposal.

       If the proposed amendments are approved by our shareowners, the classified Board structure will be eliminated, the current term of office of each director will end at the 2006 Annual Meeting of Shareowners, and all directors will thereafter be elected for one-year terms at each Annual Meeting of Shareowners. Furthermore, any director chosen as a result of a newly created directorship or to fill a vacancy on the Board of Directors will hold office until the next Annual Meeting of Shareowners.

       If the proposed amendments are not approved by shareowners, the Board of Directors will remain classified, and the five directors elected at the 2005 Annual Meeting will be elected for a three-year term expiring in 2008. All other directors will continue in office for the remainder of their full three-year terms, subject to their earlier retirement, resignation, removal or death.

       The Board's Corporate Governance and Responsibility Committee and the full Board have regularly considered the merits of the classified board structure, taking a variety of perspectives into account. While the Board believes that the classified Board structure has promoted continuity and stability and reinforced a commitment to a long-term point of view, it recognizes the growing sentiment of Honeywell shareowners that the annual election of directors would increase the Board's accountability to shareowners. In light of corporate governance trends and shareowner sentiment, the Board, upon the recommendation of the Corporate Governance and Responsibility Committee, has determined that the classified board structure should be eliminated.

       The proposed amendments to Honeywell's Restated Certificate of Incorporation and By-laws are set forth in Appendix A to this proxy statement, with deletions indicated by strike-outs and additions indicated by underlining. If this proposal is approved by the requisite vote of shareowners as set forth above, a Certificate of Amendment to the Restated Certificate of Incorporation will be filed with the State of Delaware. The proposed amendments to the By-laws will become effective upon shareowner approval of this proposal.

       The Board of Directors unanimously recommends a vote FOR this proposal.

Proposal No. 4—APPROVAL OF AMENDMENTS TO RESTATED CERTIFICATE
OF INCORPORATION AND BY-LAWS ELIMINATING THE
SUPERMAJORITY VOTING PROVISIONS

       Honeywell's Restated Certificate of Incorporation (Articles SEVENTH, EIGHTH and NINTH) and By-laws (Article III, Sections 2 and 10) currently contain provisions requiring the vote of 80% of the outstanding shares for certain actions relating to the elimination of the classified structure of the Board of Directors, removal of directors, the calling of special meetings of shareowners and the requirement that shareowner action be taken at a meeting (the “Designated 80% Actions”). The Board of Directors has determined that the Restated Certificate of Incorporation and By-laws should be amended to repeal these provisions and to make certain conforming changes as appropriate and has unanimously adopted resolutions approving such amendments, declaring their advisability and recommending such amendments to our shareowners.

       The affirmative vote of shareowners holding at least 80% of the shares of Honeywell Common Stock issued and outstanding as of the record date is required for approval of this proposal. All abstentions, broker non-votes, and failures to return a proxy card will have the same effect as a vote against this proposal.

       If the proposed amendments are approved by our shareowners:

•	all amendments to the Restated Certificate of Incorporation, including those related to the Designated 80% Actions, would require the approval of a majority of the outstanding shares; and

•	all amendments to the By-laws, including those provisions relating to the Designated 80% Actions, would require the approval of the Board of Directors or the majority of the shares present or represented at a meeting of shareowners.

       The Board's Corporate Governance and Responsibility Committee and the full Board have regularly considered the merits of the supermajority voting provisions contained in the Restated Certificate of Incorporation and By-laws, taking a variety of perspectives into account. While the Board believes that such supermajority voting provisions provide protection against self-interested actions by one or a few large shareowners and encourage persons making unsolicited bids for Honeywell to negotiate with the Board, it recognizes the growing sentiment of Honeywell shareowners that the elimination of the supermajority voting provisions would increase the Board's accountability to shareowners. In light of corporate governance trends and shareowner sentiment, the Board, upon the recommendation of the Corporate Governance and Responsibility Committee, has determined that the supermajority voting provisions should be eliminated. In light of the Company's decision to submit this proposal to shareowners for approval, Messrs. Harold and Kristopher Mathis agreed to withdraw the proposal they had submitted on this topic.

       The proposed amendments to Honeywell's Restated Certificate of Incorporation and By-laws are set forth in Appendix B to this proxy statement, with deletions indicated by strike-outs and additions indicated by underlining. If this proposal is approved by the requisite vote of shareowners as set forth above, a Certificate of Amendment to the Restated Certificate of Incorporation will be filed with the State of Delaware. The proposed amendments to the By-laws will become effective upon shareowner approval of this proposal.

       The Board of Directors unanimously recommends a vote FOR this proposal.

SHAREOWNER PROPOSALS

       Shareowners have given Honeywell notice of their intention to introduce the following proposals for consideration and action by the shareowners at the Annual Meeting. The respective proponents have provided the proposed resolutions and accompanying statements and Honeywell is not responsible for any inaccuracies contained therein. For the reasons stated, the Board of Directors does not support these proposals.

Proposal No. 5—MAJORITY VOTE SHAREHOLDER COMMITTEE

       This proposal has been submitted by June Kreutzer and Cathy Snyder, 54 Argyle Place, Orchard Park, New York 14127 (the owner of 265 shares of common stock).

       RESOLVED, shareowners recommend that, if a Rule 14a-8 shareholder proposal submitted for a vote at a shareholder meeting receives a majority of the votes cast and our Board of Directors does not take the action requested in the Proposal (or, in the case of a Proposal needing further shareholder approval, does not resolve to submit such approval to shareholders, and recommend in favor of its approval, at the next shareholders' meeting) within 180 days of the meeting at which the vote was obtained, then:

(a) The Board shall constitute a “Majority Vote Shareholder Committee” composed of the proponent of the Proposal and other shareholders that indicate to the Company an interest in participating in the Committee;

(b) The purpose of the Committee will be to communicate with the Board regarding the subject matter of the Proposal; the Committee will not be authorized to act on behalf of the Board or to compel the Board to take action, and will not interfere with the Board's authority to manage the business and affairs of the company; and

(c) The independent members of the Board shall meet with the Committee no fewer than two times between the date on which the Committee is constituted and the next annual shareholder meeting.

       The Board may abolish the Committee if (i) the Board takes the action requested in the Proposal; or (ii) the Proposal's proponent notifies the Board that it does not object to abolition of the Committee.”

       We as shareholders voted in support of annual election of each director:

Year	Rate of Support (based on yes and no votes cast)
2000	57%
2001	61%
2003	60%
2004	72%

       We as shareholders voted in support of Simple Majority Vote:

Year	Rate of Support
2000	58%
2001	60%
2002	64%
2003	66%
2004	76%

       In spite of these votes our board failed to make a commitment to adopt these proposals. This makes 9 separate occasions where our board has received a majority vote from shareholders.

       The purpose of this proposal is to create a mechanism by which shareholders can communicate with their representatives, the independent directors. This proposal does not aim to supplant the board's decision-making power, but to improve that decision-making by ensuring that shareholders' viewpoints are fully presented to the independent directors.

MAJORITY VOTE SHAREHOLDER COMMITTEE
YES ON 5

Board of Directors' Recommendation—The Board of Directors recommends that the shareowners vote AGAINST this proposal for the following reasons:

       Honeywell's Board of Directors is firmly committed to both ensuring effective corporate governance and maximizing shareowner value. The Board's Corporate Governance and Responsibility Committee (which is comprised entirely of independent, non-employee directors) is primarily responsible for analyzing corporate governance issues and making recommendations to the full Board. Each year, the Committee and the full Board review the issues raised in shareowner proposals considered at that year's Annual Meeting of Shareowners and, after careful consideration and taking into account a variety of perspectives, decide whether implementation of such proposals would be in the best interest of Honeywell and all of its shareowners.

       The creation of a special shareholders committee would not bring any greater clarity to the process and would increase the time burden on directors and result in greater costs for Honeywell. The issues raised in shareowner proposals are generally straightforward and proponents articulate the rationale for the change they are advocating in the supporting statements to their proposals. If there is ambiguity regarding the action being sought, the Corporate Governance and Responsibility Committee will direct the Corporate Secretary to seek to address this through direct communications with the proponents (or their designated representatives). Moreover, Honeywell has established a process for interested parties to communicate with non-employee directors. See “Process For Communicating With Board Members” on page 7 of this proxy statement.

       It is important to remember that due to abstentions and shares not voted, “majority vote” shareowners proposals are often supported by a minority of the voting power of a Company. Consequently, a special shareholder committee consisting of the proponents of such proposals would not necessarily represent the interest of all shareowners and could be used by one or more large shareowners to push particular issues or agendas.

       Lastly, a special shareholder committee is not needed to effect change. In light of corporate governance trends, and taking into account the growing sentiment of Honeywell shareowners that elimination of the classified Board structure and the supermajority voting provisions would increase the Board's accountability to shareowners, the Board has unanimously recommended that shareowners vote “FOR” amendments to Honeywell's Restated Certificate of Incorporation and By-laws required to implement these changes. See Proposals 3 and 4 above. While some may argue that such action is overdue, no prior shareowner proposal on either of these topics garnered the support of even a majority of the outstanding shares until last year (the approval of 80% of the outstanding shares is required to implement these changes).

       For the reasons stated above, your Board of Directors recommends a vote AGAINST this proposal.

Proposal No. 6—SEPARATION OF CHAIRMAN/CEO

       This proposal has been submitted by the Trust for the International Brotherhood of Electrical Workers' Pension Benefit Fund, 1125 Fifteenth St., N.W., Washington, D.C. 20005 (the owner of 69,843 shares of common stock).

       RESOLVED: The shareholders of Honeywell Corporation (“Company”) urge the Board of Directors to amend the Company's by laws, effective upon the expiration of current employment contracts, to require that an independent director—as defined by the rules of the New York Stock Exchange (“NYSE”)—be its Chairman of the Board of Directors.

SUPPORTING STATEMENT

       The recent wave of corporate scandals at such companies as Enron, WorldCom and Tyco has resulted in renewed emphasis on the importance of independent directors. For example, both the NYSE and the NASDAQ have adopted rules that would require corporations that wish to be traded on them to have a majority of independent directors.

       Unfortunately, having a majority of independent directors alone is clearly not enough to prevent the type of scandals that have afflicted Enron, WorldCom and Tyco. All of these corporations had a majority of independent directors on their boards when the scandals occurred.

       All of these corporations also had a Chairman of the Board who was also an insider, usually the Chief Executive Officer (“CEO”), or a former CEO, or some other officer. We believe that no matter how many independent directors there are on a board, that board is less likely to protect shareholder interests by providing independent oversight of the officers if the chairman of that board is also the CEO, former CEO or some other officer of the company.

       We respectfully urge the board of our Company to dramatically change its corporate governance structure and the public's perception of it by have an independent director, as defined by the NYSE, serve as its Chairman.

SEPARATION OF CHAIRMAN/CEO
YES ON 6

Board of Directors' Recommendation—The Board of Directors recommends that the shareowners vote AGAINST this proposal for the following reasons:

       The issue raised in this proposal was squarely addressed in the Honeywell Corporate Governance Guidelines adopted by the Board of Directors, upon the recommendation of its Corporate Governance Committee, as follows:

“Selection of Chairman and CEO. The Company has no fixed rule as to whether these offices should be vested in the same person or two different people, or whether the Chairman should be an employee of the Company or should be elected from among the non-employee directors. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company to make such a determination when it elects a new CEO.”

       The Board believes that it is desirable to have the flexibility to decide on a case by case basis whether the CEO, or one of the other directors, should be the Chairman of the Board. At the present time, the Board believes that it is in the best interest of Honeywell to be led by an executive who is both Chairman of the Board and CEO.

       Under Honeywell's Corporate Governance Guidelines, the Chairman establishes the agenda for each Board meeting. The Board believes that the CEO is in the best position to develop this agenda from among the many short-term and long-term issues facing Honeywell. Each Board member is free to raise at any Board meeting subjects that are not on the agenda at that meeting, and to suggest items for inclusion on the agenda at subsequent Board meetings.

       Board independence is maintained through the composition of the Board and its committees. Thirteen of the fourteen current directors are independent directors. All of the Board's committees, including the Corporate Governance Committee (responsible for identifying and recommending nominees for election to the Board), the Management Development and Compensation Committee (responsible for setting the compensation of all Honeywell officers, including the CEO) and the Audit Committee (responsible for considering the quality and integrity of Honeywell's financial statements) consist entirely of independent, non-employee directors. Pursuant to the Corporate Governance Guidelines, the Board holds executive sessions of its non-employee directors on at least a quarterly basis. Members serve as the chairperson, or presiding director, for these executive sessions on a rotating basis (meeting-by-meeting) in accordance with years of service on the Board.

       For the reasons stated above, your Board of Directors recommends a vote AGAINST this proposal.

Proposal No. 7—EXECUTIVE PAY DISPARITY REPORT

       This proposal has been submitted by William Steiner, 112 Abbottsford Gate, Piermont, NY 10968 (the owner of 2,800 shares of common stock).

       RESOLVED: Shareholders request that our Board's Compensation Committee initiate a review of our company's executive compensation policies and make available, upon request, a report of that review by January 1, 2006. This report would be processed at a reasonable cost and omit confidential information.

       In many cases CEOs earn more than 200 times as much as the average worker, according to Business Week, April 21, 2003. This is unconscionable and immoral and in my opinion must be changed.

       “The size of the CEO compensation is simply out of hand,” said Business Week in an April 22, 2002 editorial. Also the Conference Board issued a September 17, 2002 report acknowledging that executive compensation has become excessive in many instances and bears no relationship to a company's long-term performance and that changes must be made.

$65 million for one person at our company

       Our Chairman David Cote received $65 million in total pay in 2002 according to a shareholder proposal published by our company in its 2004 annual proxy materials.

       New York Federal Reserve Bank President, William J. McDonough, while acknowledging that a market economy requires that some employees be rewarded more than others, asked: “should there not be both economic and moral limitations on the gap created by the market-driven reward system?”

       McDonough cited the biblical admonition to “love thy neighbor as thyself” as justification for voluntary CEO pay cuts beginning with the strongest companies. McDonough said: “CEOs and their boards should simply reach the conclusion that executive pay is excessive and adjust it to more reasonable and justifiable levels,” Wall Street Journal, September 12, 2002.

       A 2002 Harris Poll found that “87% of all adults believe that most top company managers are paid more that they deserve, and that they become rich at the expense of ordinary workers.” Two-thirds of respondents believed that rewards in the workplace were distributed less fairly than they had been five years before, Harris Interactive press release, October 10, 2002.

       This proposed executive pay disparity report would include:

1.	A comparison of the total compensation package of our company's top executives to our lowest-paid United States workers between July, 1995 and July, 2005.
2.	An analysis of the trend in the relative size of the gap between the two groups and the rationale justifying this trend.
3.	An evaluation of whether our top executive total compensation packages (including options, benefits, perks, loans and retirement agreements) are “excessive” and should be modified.

4.	An explanation of whether the issues of sizable layoffs or the level of pay of our lowest paid workers should result in an adjustment of pay to “to more reasonable and justifiable levels” as suggested by William J. Donough above.

       When our top officials are given excessive pay packages, such as $65 million to one person, effective checks and balances are imperative.

EXECUTIVE PAY DISPARITY REPORT
YES ON 7

Board of Directors' Recommendation—The Board of Directors recommends that the shareowners vote AGAINST this proposal for the following reasons:

       The Board of Directors believes that implementation of this proposal would impose a significant time, cost and resource burden on Honeywell, while not providing any reasonable benefit to Honeywell or its shareowners.

       Honeywell recognizes that all of its employees make important contributions to the Company's success. Honeywell works diligently to ensure that all employees are compensated fairly according to their responsibilities, job scope, performance, and ability to impact overall corporate performance and results, taking into account competitive, geographic and market factors.

       The Management Development and Compensation Committee of the Board of Directors, which is comprised entirely of independent, non-employee directors, reviews and approves corporate and individual goals relevant to executive compensation, and evaluates the executive officers' performance and sets (and, with respect to the CEO, recommends to the independent, non-employee directors for approval) compensation in view of the degree of achievement of such goals and objectives. The Committee also oversees the administration of executive compensation programs designed to attract and retain highly qualified executives and to motivate them to maximize shareowner returns by achieving aggressive goals. The Committee retains an independent consulting firm to evaluate competitive compensation levels and make recommendations for the compensation of the CEO.

       The 2002 CEO compensation data cited by the proponent of this proposal is misleading as it is not representative of Honeywell's annual CEO compensation practices. The year 2002 was a year of recruitment of a new CEO from outside the Company. Approximately 88% of the compensation amount referenced in the proposal consisted of make whole cash and equity awards needed to compensate Mr. Cote for incentive compensation awards and equity interests which he forfeited upon acceptance of employment with Honeywell and sign-on option grants needed to attract an experienced CEO at a critical juncture following the prohibition of our merger with General Electric. Indeed, Mr. Cote's total 2003 compensation represented an 80% reduction compared to the total 2002 amount cited in the proposal.

       In light of the independence of both the Board and the Management Development and Compensation Committee, the Board believes that the current procedures for establishing executive compensation levels ensure that such decisions are made in the best interests of Honeywell and its shareowners, taking into account all relevant factors.

       For the reasons stated above, your Board of Directors recommends a vote AGAINST this proposal.

Proposal No. 8—EXECUTIVE COMPENSATION LIMIT

       This proposal has been submitted by Charles Miller, 23 Park Circle, Great Neck, NY 11024 (the owner of 800 shares of common stock).

       RESOLVED, shareholders recommend that our Corporation's by-laws be amended by adding the following new Section:

“Section A.1. Executive Compensation. From the date of adoption of this section no officer of the Corporation shall receive annual compensation in excess of the limits established by the U. S. Internal Revenue Code for deductibility of employee remuneration, without approval by a vote of the majority of the stockholders within one year preceding the payment of such compensation. The only exception would be interference with un-removable contractual obligations prior to this proposal.

       For purposes of the limit on executive compensation established by this Section, the Corporation may exclude compensation that qualifies either as “performance-based compensation” or as an “incentive stock option” within the meaning of the Internal Revenue Code only if:

(a) in the case of performance-based compensation, the Corporation shall first have disclosed to stockholders the specific performance goals and standards adopted for any performance-based compensation plan, including any schedule of earned values under any long-term or annual incentive plan; and

(b) in the case of incentive stock options, the Corporation shall record as an expense on its financial statements the fair value of any stock options granted.”

       This proposal would require that our company not pay any executive compensation in excess of the amount the Internal Revenue Code permits to be deducted as an expense for federal income tax purposes, without first securing shareholder approval.

       Currently, the Code provides that publicly held corporations generally may not deduct more than $1 million in annual compensation for any of the company's five highest-paid executives. The Code provides an exception for certain kinds of “performance-based compensation.”

       Under this proposal our company would be able to pay “performance-based compensation” in excess of the deductibility limit, so long as the company has disclosed to shareholders the performance goals and standards the Board has adopted under these plans. This proposal also provides an exception for incentive stock options, if the Board has recorded the expense of such options in its financial statements.

       A proposal similar to this was submitted by Amanda Kahn-Kirby to MONY Group and received a 38% yes-vote as a more challenging binding proposal at the MONY 2003 annual shareholder meeting. The 38% yes-vote was more impressive because:

       1) This was the first time this proposal was ever voted.

       2) The proponent did not even solicit shareholder votes.

       I think it is reasonable to require our company to fully disclose to shareholders both the costs and the terms of its executive compensation plans, if the Board wishes to pay executives more than the amounts that are generally deductible under federal income taxes.

EXECUTIVE COMPENSATION LIMIT
YES ON 8

Board of Directors' Recommendation—The Board of Directors recommends that the shareowners vote AGAINST this proposal for the following reasons:

       The Board's Management Development and Compensation Committee (which is comprised entirely of independent, non-employee directors) oversees the administration of executive compensation plans and programs designed to attract and retain highly qualified executives and to motivate them to maximize shareowner returns by achieving aggressive goals.

       Such plans and programs were carefully designed to allow the Committee to determine awards thereunder in a manner that will preserve the tax deduction under Section 162(m) of the Internal Revenue Code for qualified performance-based compensation to the extent practicable. Accordingly, all of the performance-based compensation plans applicable to Honeywell officers have been approved by Honeywell shareowners (the most recent example being the overwhelming approval of the 2003 Stock Incentive Plan in April 2003).

       As explained in the Report of the Management Development and Compensation Committee beginning on page 18 of this proxy statement, a significant portion of each executive's compensation is dependent upon achieving specific business and financial goals, realizing other individual performance objectives, and upon stock price appreciation. While, for competitive reasons (and in accordance with applicable IRC and SEC regulations), the specific numeric targets are not disclosed, the Committee's report clearly sets forth each of the financial metrics upon which both annual and long-term compensation awards are based and full copies of such compensation plans have been filed as exhibits to our SEC filings. A Form 8-K was filed on February 8, 2005 setting forth the 2005 metrics under both the Incentive Compensation Plan for Executive Employees and the Growth Plan established under the 2003 Stock Incentive Plan.

       Honeywell intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code of compensation paid to its executive officers while maintaining compensation programs that effectively attract and retain exceptional executives in a highly competitive environment and, accordingly, compensation paid under Honeywell's stock plan and incentive compensation plans is generally tax-deductible. However, on occasion it is not possible to satisfy all conditions of the Internal Revenue Code for deductibility and still meet Honeywell's compensation needs, and in such limited situations, certain compensation paid to some executives is not tax-deductible.

       In light of the independence of the full Board and the Management Development and Compensation Committee, the approval of our incentive compensation and stock plans by Honeywell's shareowners, the overall alignment between performance and compensation, and the disclosure of the relevant metrics upon which awards under such plans are determined, we believe that implementation of this proposal is not necessary, and indeed could restrict the Committee's ability, to ensure that executive compensation decisions are made in the best interest of Honeywell and its shareowners, taking into account all relevant factors.

       For the reasons stated above, your Board of Directors recommends a vote AGAINST this proposal.

Proposal No. 9—COMMONSENSE EXECUTIVE COMPENSATION
FRAMEWORK PROPOSAL

       This proposal has been submitted by the Sheet Metal Workers' National Pension Fund, 601 N. Fairfax Street, Suite 500, Alexandria, Virginia 22314 (the owner of 26,550 shares of common stock).

       SUPPORTING STATEMENT: A key task of a company's board and compensation committee is to establish executive compensation plans that focus senior executives on pursuing a company's long-term strategic goals. We believe that shareholders can and should play a constructive and proactive role in addressing executive compensation shortcomings. Our proposal offers shareholders an opportunity to vote on a Commonsense Executive Compensations Framework (“Commonsense Framework”) that outlines important executive compensations principles and offers constructive guidance to the compensations committee as it does its job.

       The overriding goal of the Commonsense Framework is to encourage executive compensation policies and practices that promote long-term corporate value growth. To this end, the Commonsense Framework is focused on ensuring that executive compensation plans are designed to reward superior corporate and executive performance. The use of demanding performance standards in annual and long-term incentive compensation plans is strongly encouraged. The Commonsense Framework calls for greater compensations plan transparency, especially with regard to performance criteria and associated performance levels, so shareholders are better able to develop informed judgments about the pay-for-performance features of compensation plans. And with CEO-worker pay ratios as high as 300 to 1 (IPS/UFE “Executive Excess 2004” Report), the Commonsense Framework stresses the need for limits on senior executive retirement and severance benefits.

       Shareholders should be heard at our company on executive compensation issues, so we urge your support for this proposal.

       RESOLVED: That the shareholders of Honeywell International, Inc. (“Company”) request that the Company's Board of Directors adopt executive compensation policies and practices reflected in the “Commonsense Executive Compensation Framework.”

(1)	Salary: The CEO's salary should be targeted no higher than the median of salaries paid at peer group companies, with variances fully explained.
(2)	Annual Incentives: The annual bonus paid to senior executives should be based on well-defined financial and non-financial performance criteria. The Committee should determine and disclose the performance measures utilized in bonus determinations and set and disclose performance levels below which no bonuses should be paid and above which bonuses would be capped. Annual bonus levels that exceed and executive's annual salary should be clearly justified.
(3)	Long-Term Equity Incentives: Long-term equity compensation should be structured to motivate and reward superior, above peer group, stock price performance and/or superior operational performance as defined by the Compensation Committee. To do so, the Committee may choose from a variety of awards, such as indexed or premium-priced stock options, performance-vested options, performance-vested restricted shares, or other types of equity awards.
(4)	Severance and Supplement Executive Retirement Plans (SERPs): A senior executive severance plan that provides for payments that can exceed an executive's salary and annual bonus must have a compelling justification and should be ratified by shareholders, as should any SERP instituted by the Company.
(5)	Compensation Disclosure: The Compensation Committee is encouraged not to limit their report to providing only mandated disclosures, but rather to strive to provide enhanced executive compensation disclosure to shareholders so that shareholders can develop informed judgments about the plans.

COMMONSENSE EXECUTIVE COMPENSATION FRAMEWORK PROPOSAL
YES ON 9

Board of Directors' Recommendation—The Board of Directors recommends that the shareowners vote AGAINST this proposal for the following reasons:

       Honeywell's executive compensation programs are described in the Report of the Management Development and Compensation Committee beginning on page 18 of this proxy statement. The overall objective of these programs is to attract and retain highly qualified executives and to motivate them to maximize shareowner returns by achieving aggressive goals. Each executive's compensation is linked directly to Honeywell's performance through substantial variable pay at risk based upon the achievement of pre-established financial goals and individual management objectives. The Management Development and Compensation Committee considers both long-term and near-term performance in designing Honeywell's overall compensation programs.

       The “one size fits all” approach to executive compensation advocated by this proposal would deny the Board and the Management Development and Compensation Committee the flexibility that they need to respond to changing industry, market and compensation trends and best practices, to tailor compensation programs to specific corporate goals, and to customize executive compensation programs to attract and retain the highly-qualified executives needed to succeed in a competitive world economy. In designing executive compensation programs, the Committee needs to be able to consider a variety of factors, including Honeywell's financial, operational and strategic objectives, the corporate tax and accounting consequences of various types of compensation arrangements, prevailing pay rates, and the competitive practices of the companies with whom we compete for executive talent in the United States and around the world.

       Safeguards are already in place to ensure that executive compensation is set at appropriate levels. The Management Development and Compensation Committee, which met 5 times in 2004 and is comprised entirely of independent, non-employee directors, devotes significant time and effort to set the various elements of the compensation plans at appropriate levels to drive corporate goals, attract and retain the best talent and generate long-term shareowner value. The Committee conducts annual reviews of the executive compensation programs and utilizes the services of an independent compensation consultant retained by the Committee to assist it in understanding best practices and as a method of benchmarking compensation at peer companies.

       Based on the recommendations of an independent compensation consulting firm retained by the Committee, several executive compensation program changes and initiatives were implemented during 2003 and 2004 to better position Honeywell to provide a balanced performance-based executive compensation program that is fair and competitive, supports Honeywell's strategic goals and enhances shareowner value. During 2003, shareowners approved the 2003 Stock Incentive Plan which replaced and is significantly more restrictive than the 1993 stock option plan and which allows Honeywell to manage annual run rate and dilution/overhang levels which are below typical general industry norms. Within the 2003 Stock Incentive Plan, the Committee established a new long-term, cash-based compensation program under which payment is contingent upon the achievement over a two-year performance period of specified financial objectives for revenue growth and return on investment (the “Growth Plan”). In addition, no awards are payable under the Growth Plan if Honeywell does not achieve a specified minimum EPS growth (excluding the impact of pensions, discontinued operations and other unusual items) over the performance period. The Committee also adopted stock ownership guidelines for all officers and determined that, commencing with 2004, incentive compensation pools would be adjusted up or down based on Honeywell's relative EPS growth performance versus a pre-established group of peer companies. Furthermore, Honeywell provides clear, transparent, accurate and timely disclosure relating to all significant elements of executive compensation, in accordance with, and in some instances beyond, the applicable SEC requirements.

       The Board believes that its current executive compensation programs, as administered by the Management Development and Compensation Committee, address the concerns of shareowners that executive compensation be tied to Honeywell's performance and provide long-term incentives to executives, while providing the Board and the Committee with the flexibility necessary to recruit and retain highly-qualified executives in a competitive environment.

       For the reasons stated above, your Board of Directors recommends a vote AGAINST this proposal.

OTHER INFORMATION

Key Corporate Governance Documents

       We maintain an internet website at http://www.honeywell.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current Reports on Form 8-K, and any amendment to those reports, are available free of charge on our website under the heading “Investor Relations” (see “SEC Filings”) immediately after they are filed with or furnished to the Securities and Exchange Commission. Honeywell's Code of Business Conduct, Corporate Governance Guidelines and Charters of the Committees of the Board of Directors are also available free of charge on our website under the heading “Investor Relations” (see “Corporate Governance”), or by writing to Honeywell, 101 Columbia Road, Morris Township, New Jersey 07962, c/o Vice President and Corporate Secretary. Honeywell's Code of Business Conduct applies to all directors, officers (including the Chief Executive Officer, Chief Financial Officer and Controller) and employees. Amendments to or waivers of the Code of Conduct granted to any of the Company's directors or executive officers will be published on our website within five business days of such amendment or waiver.

Shareowner Proposals for 2006 Annual Meeting

•	In order for a shareowner proposal to be considered for inclusion in Honeywell's proxy statement for the 2006 Annual Meeting pursuant to Rule 14a-8 of the Securities and Exchange Commission, the proposal must be received at the Company's offices no later than the close of business on November 15, 2005. Proposals submitted thereafter will be opposed as not timely filed.

•	If a shareowner intends to present a proposal for consideration at the 2006 Annual Meeting outside the processes of SEC Rule 14a-8, Honeywell must receive notice of such proposal not earlier than December 25, 2005 and not later than January 26, 2006. Otherwise the proposal will be considered untimely under Honeywell's By-laws. In addition, Honeywell's proxies will have discretionary voting authority on any vote with respect to such proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

       Any shareowner who wishes to submit a shareowner proposal should send it to the Vice President and Secretary, Honeywell, 101 Columbia Road, Morris Township, New Jersey 07962.

Director Nominations

       Honeywell's By-laws provide that any shareowner of record entitled to vote at the Annual Meeting who intends to make a nomination for director, must notify the Secretary of Honeywell in writing not more than 120 days and not less than 90 days prior to the first anniversary of the preceding year's annual meeting. The notice must meet other requirements contained in the By-laws, a copy of which can be obtained from the Secretary of Honeywell at the address set forth above.

Expenses of Solicitation

       Honeywell pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited by Honeywell officers and employees by telephone or other means of communication. Honeywell pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. In addition, Georgeson & Company Inc. has been retained to assist in the solicitation of proxies for the 2005 Annual Meeting of Shareowners at a fee of approximately $12,500 plus associated costs and expenses.

By Order of the Board of Directors,

Thomas F. Larkins Vice President and Secretary

March 14, 2005

APPENDIX A

Proposed Amendments to Honeywell's Restated Certificate of Incorporation and By-laws Eliminating the Classified Structure of the Board of Directors

The text of the proposed amendments is marked to reflect the proposed changes.

       The first paragraph of Article SEVENTH of Honeywell's Restated Certificate of Incorporation is amended to read as follows:

       SEVENTH: Except as otherwise provided pursuant to the provisions of this Certificate of Incorporation relating to the rights of certain holders of Preferred Stock to elect additional Directors under specified circumstances, the number of Directors of the corporation shall be determined from time to time in the manner described in the By-laws. The Directors, other than those who may be elected by the holders of Preferred Stock pursuant to this Certificate of Incorporation, shall be ~~classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1986, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, with the members of each class to~~ elected by the holders of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of Directors (the “Voting Stock”), voting together as a single class, and shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. ~~At each~~
Directors serving on [insert date of filing of certificate of amendment] shall hold office until the next succeeding annual meeting of stockholders and until their successors shall have been elected and qualified, notwithstanding that such directors may have been elected for a term that extended beyond the date of such annual meeting of stockholders. ~~the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.~~ No Director need be a stockholder.

       The third paragraph of Article SEVENTH of Honeywell's Restated Certificate of Incorporation is amended to read as follows:

       Subject to the rights of certain holders of Preferred Stock to elect Directors under circumstances specified in this Certificate of Incorporation, any Director may be removed from office, with or without ~~only for~~ cause, by the affirmative vote of the holders of at least 80% of the ~~voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of Directors (the “~~Voting Stock~~”~~, voting together as a single class.*

       Section 2 of Article III of Honeywell's By-laws is amended to read as follows:

       SECTION 2. Number, Election and Terms. The authorized number of directors may be determined from time to time by vote of a majority of the then authorized number of directors or by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that such number shall not be less than 13 nor more than 23, and that such number shall automatically be increased by two in the event of default in the payment of dividends on the Preferred Stock under the circumstances described in the Certificate of Incorporation. The directors, other than those who may be elected by the holders of the Preferred Stock of the Corporation pursuant to the Certificate of Incorporation, shall ~~be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board, one class to be originally elected for a term expiring at the annual meeting of Stockholders to be held in 1986, another class to be originally elected for a term expiring at the annual meeting of Stockholders to be held in 1987, and another class to be originally elected for a term~~

~~expiring at the annual meeting of Stockholders to be held in 1988, with the members of each class to~~ hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. ~~At each annual meeting of Stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of Stockholders held in the third year following the year of their election.~~ Except as otherwise provided in the Certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the annual meeting of Stockholders ~~at which the term of office of the class to which such director has been elected expires~~ and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.*

       Section 10 of Article III of Honeywell's By-laws is amended to read as follows:

       SECTION 10. Removal of Directors. Subject to the rights of the holders of Preferred Stock, any director may be removed from office, ~~only for~~ with or without cause, by the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.*

*	If Proposal 4 to amend the Restated Certificate of Incorporation and By-laws to eliminate the supermajority voting provisions contained therein is approved by the requisite vote of shareowners, the references to “at least 80%” in the proposed amendments to the third paragraph of Article SEVENTH of the Restated Certificate of Incorporation and Sections 2 and 10 of Article III of the By-laws set forth in this Appendix A shall be changed to “a majority”.

APPENDIX B

Proposed Amendments to Honeywell's Restated Certificate of Incorporation and By-laws Eliminating the Supermajority Voting Provisions

The text of the proposed amendments is marked to reflect the proposed changes.

       The third paragraph of Article SEVENTH of Honeywell's Restated Certificate of Incorporation is amended to read as follows:

       Subject to the rights of certain holders of Preferred Stock to elect Directors under circumstances specified in this Certificate of Incorporation, ~~any~~ Directors may be removed from office only for cause by the affirmative vote of the holders of a majority ~~at least 80%~~ of the ~~voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of Directors (the “~~Voting Stock~~”),~~ voting together as a single class.*

       The fourth paragraph of Article SEVENTH of Honeywell's Restated Certificate of Incorporation is deleted in its entirety:

       ~~Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article SEVENTH.~~

       The third paragraph of Article EIGHTH of Honeywell's Restated Certificate of Incorporation is amended to read as follows:

       The Board of Directors may from time to time make, amend, supplement or repeal the By-laws; provided, however, that the stockholders may change or repeal any By-law adopted by the Board of Directors ~~and provided further that no amendment or supplement to the By-laws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Section 3 (Special Meetings) of Article II (Meetings of Shareholders) of the By-laws, Sections 2 (Number, Election and Terms) or 10 (Removal of Directors) of Article III (Directors) of the By-laws, or the final sentence of Article XI (Amendments) of the By-laws shall not be amended or repealed, and no provision inconsistent with any thereof shall be adopted, without the affirmative vote of the holders of at least 80% of the Voting Stock (as defined in Article SEVENTH), voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this paragraph.~~

       The second sentence of the sixth paragraph of Article EIGHTH of Honeywell's Restated Certificate of Incorporation is deleted in its entirety:

       Except as otherwise required by law and subject to the rights of the holders of Preferred Stock pursuant to the provisions of this Certificate of Incorporation, special meetings of stockholders may be called only by the Chief Executive Officer or by the Board of Directors pursuant to a resolution approved by a majority of the then authorized number of Directors of the corporation (as determined in accordance with the By-laws). ~~Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this paragraph.~~

       The second paragraph of Article NINTH of Honeywell's Restated Certificate of Incorporation is deleted in its entirety:

       ~~Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock (as defined in Article SEVENTH),~~

~~voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article NINTH.~~

       The first sentence of Section 2 of Article III of Honeywell's By-laws is amended to read as follows:

       SECTION 2. Number, Election and Terms. The authorized number of directors may be determined from time to time by vote of a majority of the then authorized number of directors or by the affirmative vote of the holders of a majority ~~at least 80%~~ of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that such number shall not be less than 13 nor more than 23, and that such number shall automatically be increased by two in the event of default in the payment of dividends on the Preferred Stock under the circumstances described in the Certificate of Incorporation.

       Section 10 of Article III of Honeywell's By-laws is amended to read as follows:

       SECTION 10. Removal of Directors. Subject to the rights of the holders of Preferred Stock, any director may be removed from office only for cause by the affirmative vote of the holders of a majority ~~at least 80%~~ of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.*

       Article XI of Honeywell's By-laws is amended to read as follows:

       These By-laws or any of them may be amended or supplemented in any respect at any time, either (a) at any meeting of Stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting, or (b) at any meeting of the Board, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, ~~and provided further that no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement adopted by the Stockholders. Notwithstanding the preceding sentence, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Section 3 of Article II of these By-laws, Sections 2 or 10 of Article III of these By-laws, or this sentence.~~

*	If Proposal 3 to amend the Restated Certificate of Incorporation and By-laws to eliminate the classified structure of the Board of Directors is approved by the requisite vote of shareowners, the references to “only for cause” contained in the proposed amendments to the third paragraph of Article SEVENTH of the Restated Certificate of Incorporation and Section 10 of Article III of the By-laws set forth in this Appendix B shall be changed to “with or without cause”.

DIRECTIONS TO HONEYWELL'S HEADQUARTERS
101 Columbia Road, Morris Township, N.J.

80

10

46

24

280

80

10

24

287

78

78

24

510

46

80

3

280

95

278

495

NEWARK
INTERNATIONAL
AIRPORT

STATEN
ISLAND

Lincoln
Tunnel

George
Washington
Bridge

MORRISTOWN

Honeywell

Normandy
Pkwy.

Park Ave.

JFK
Pkwy.

EXIT 37

EXIT
2A

Columbia Rd.

New Jersey Tpk.

Garden State Pkwy.

Goethals
Bridge

N

Holland
Tunnel

So. Orange Ave.

MADISON

– From Rte. 80 (East or West) and Rte. 287 South:
Take Rte. 80 to Rte. 287 South to Exit 37 (Rte. 24 East—Springfield). Follow Rte. 24 East to Exit 2A (Rte. 510 West—Morristown), which exits onto Columbia Road. At second traffic light, make left into Honeywell.

– From Rte. 287 North:
Take Rte. 287 North to Exit 37 (Rte. 24 East—Springfield). Follow Rte. 24 East to Exit 2A (Rte. 510 West—Morristown), which exits onto Columbia Road. At second traffic light, make left into Honeywell.

– From Newark International Airport:
Take Rte. 78 West to Rte. 24 West (Springfield—Morristown). Follow Rte. 24 West to Exit 2A (Rte. 510 West—Morristown), which exits onto Columbia Road. At second traffic light, make left into Honeywell.

Appendix I

HONEYWELL INTERNATIONAL INC. 101 COLUMBIA ROAD MORRIS TOWNSHIP, NJ 07962

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VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Honeywell International Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HONWL1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
HONEYWELL INTERNATIONAL INC.
Election of Directors: A vote "FOR ALL" nominees is recommended by the Board of Directors. 1. Election of Directors				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the nominee's number on the line below.
	01) Marshall N. Carter 02) David M. Cote 03) Bradley T. Sheares		04) John R. Stafford 05) Michael W. Wright

	The Board of Directors recommends a vote “FOR” "Proposals (2) through (4).					The Board of Directors recommends a vote “AGAINST” Proposals (5) through (9).

		For	Against	Abstain		For	Against	Abstain
2.	Appointment of Independent Accountants				5.	Majority Vote Shareholder Committee
3.	Proposal to Amend the Restated Certificate of Incorporation and By-laws to Eliminate the Classified Structure of the Board of Directors				6.	Separation of Chairman/CEO
4.	Proposal to Amend the Restated Certificate of Incorporation and By-laws to Eliminate Supermajority Voting Provisions				7.	Executive Pay Disparity Report
					8.	Executive Compensation Limit
For Address Changes/Comments, please check this box and write them on the back where indicated					9.	Commonsense Executive Compensation Framework Proposal

		Yes	No
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HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

DIRECTIONS TO HONEYWELL’S HEADQUARTERS
101 Columbia Road, Morris Township, N.J.

10

46

24

280

80

10

24

287

78

78

24

510

46

80

3

280

95

278

495

NEWARK
INTERNATIONAL
AIRPORT

STATEN
ISLAND

Lincoln
Tunnel

George
Washington
Bridge

MORRISTOWN

Honeywell

Normandy
Pkwy.

Park Ave.

JFK
Pkwy.

EXIT 37

EXIT
2A

Columbia
Rd.

New Jersey Tpk.

Garden State Pkwy

Goethals
Bridge

N

Holland
Tunnel

So. Orange Ave.

MADISON

•  From Rte. 80 (East or West) and Rte. 287 South: Take Rte. 80 to Rte. 287 South to Exit 37 (Rte. 24 East — Springfield). Follow Rte. 24 East to Exit 2A (Rte. 510 West — Morristown), which exits onto Columbia Road. At second traffic light, make left into Honeywell.

•  From Rte. 287 North: Take Rte. 287 North to Exit 37 (Rte. 24 East — Springfield). Follow Rte. 24 East to Exit 2A (Rte. 510 West — Morristown), which exits onto Columbia Road. At second traffic light, make left into Honeywell.

•  From Newark International Airport: Take Rte. 78 West to Rte. 24 West (Springfield — Morristown). Follow Rte. 24 West to Exit 2A (Rte. 510 West — Morristown), which exits onto Columbia Road. At second traffic light, make left into Honeywell.

PROXY

HONEYWELL

This Proxy is Solicited on Behalf of the Board of Directors of Honeywell International Inc.

Annual Meeting of Shareowners - April 25, 2005

The undersigned hereby appoints David M. Cote, Peter M. Kreindler and Thomas F. Larkins as proxies (each with the power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareowners of Honeywell International Inc. to be held on April 25, 2005, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

Your vote on the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Marshall N. Carter, David M. Cote, Bradley T. Sheares, John R. Stafford and Michael W. Wright.

IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2, 3 AND 4 AND “AGAINST” PROPOSALS 5 THROUGH 9. PLEASE NOTE: PHONE AND INTERNET VOTING CUTOFF IS 11:59 PM EST ON APRIL 24, 2005.

This instruction and proxy card is also solicited by the Board of Directors of Honeywell International Inc. (the “Company”) for use at the Annual Meeting of Shareowners on April 25, 2005 by persons who participate in either (1) the Honeywell Savings and Ownership Plan I, and/or (2) Honeywell Savings and Ownership Plan II. PHONE AND INTERNET VOTING CUTOFF FOR SAVINGS PLAN PARTICIPANTS IS 11:59 PM EST ON APRIL 21, 2005.

By signing this instruction and proxy card, or by voting by phone or Internet, the undersigned hereby directs State Street Bank and Trust Company, Trustee under the Plans, to vote, as designated herein, all shares of common stock with respect to which the undersigned is entitled to direct the Trustee as to voting under the plans at the Annual Meeting of Shareowners of Honeywell International Inc. to be held on April 25, 2005, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

Your vote on the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Marshall N. Carter, David M. Cote, Bradley T. Sheares, John R. Stafford and Michael W. Wright.

IF PROPERLY SIGNED, DATED AND RETURNED, THE SHARES ATTRIBUTABLE TO THE ACCOUNT WILL BE VOTED BY THE TRUSTEE AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2, 3 AND 4 AND “AGAINST” PROPOSALS 5 THROUGH 9. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO DIRECTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH DIRECTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLANS.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please date and sign your Proxy on the reverse side and return it promptly.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Appendix II

Message From Dave Cote

March 14, 2005

Dear  Savings Plan Participant:

Honeywell technologies, products, and services touch the lives of tens of millions of people every day. Whether at home or at work, on the road or in the air, Honeywell products are helping to build a world that’s safer and more secure, more comfortable and energy efficient, more innovative and productive. While that promise is an enormous undertaking for one company, we are unwavering to this commitment and, in fact, are striving for more.

Through our Five Initiatives — Growth, Productivity, Cash, People, and our Enablers: DigitalWorks and Six Sigma — each of our strategic business groups — Aerospace, Automation and Control Solutions, Specialty Materials and Transportation Systems — grew in 2004. These initiatives are part of a constant business evolution that is designed to support Growth at Honeywell for the long-term.

Honeywell’s Annual Meeting of Shareowners will be held at 10:30 a.m. EST on Monday, April, 25, 2005, at the Company’s headquarters in Morristown, New Jersey. Among the matters to be considered this year are management proposals to eliminate the classified Board structure and supermajority voting provisions contained in our Certificate of Incorporation and By-laws. Each of these proposals requires the approval of at least 80% of the outstanding shares of Honeywell Common Stock. Our Board of Directors unanimously recommends approval of these proposals and urges you to vote “FOR” the proposals (Proposals 3 and 4 in the proxy statement).

In addition to these management proposals, shareowners will consider five nominees for election to the Honeywell Board of Directors, approval of the appointment of PricewaterhouseCoopers as the Company’s independent accountants, and five shareowner proposals. A vote “FOR” all Board nominees and “FOR” the appointment of PricewaterhouseCoopers is recommended by our Board of Directors. After review by its Corporate Governance and Responsibility Committee, and for the reasons stated in the proxy statement, the Board of Directors recommends a vote “AGAINST” the shareowner proposals described in Proposals 5, 6, 7, 8 and 9 in the proxy statement.

I encourage you to read the annual report and proxy statement (see links below) for more information about the Company and the matters to be considered at the Annual Meeting in order to make the most informed decision and promptly provide your confidential voting direction to the Savings Plan Trustee.

Please cast your vote either electronically or by telephone by no later than 11:59 pm EST on April 21st. If you do not provide voting directions to the Trustee, it will vote the shares attributable to your Savings Plan account in the same ratio as shares for which voting directions have been received from other Plan participants. If you own Honeywell shares other than through the Savings Plan, you will receive separate voting instructions for those shares. At the end of this communication is the individual information you will need to provide your voting direction.

Thank you for your commitment to Honeywell. We are proud of our company today and are excited about the growth opportunities that the future holds.

Dave Cote
Chairman and CEO

VOTING DIRECTION INFORMATION

0.000000 shares are attributable to your Savings Plan accounts as of the record date, February 25, 2005.

If you hold HONEYWELL INTERNATIONAL INC. shares in multiple accounts, you will be receiving multiple e-mails showing your various accounts. Each e-mail will include a separate CONTROL NUMBER. We urge you to vote your shares for each account.

CONTROL NUMBER: 012345678901

Your PIN is the last four digits of your Social Security number.

VOTING OVER THE INTERNET OR BY PHONE

Internet and telephone votes are accepted until 11:59 pm (EST) on April 21, 2005. You may view the proxy materials and vote by clicking on one of the links below. The first site is for Internet browsers that do not support a secure site. The second site is a secure site.

http://www.proxyvote.com/0012345678901

For our secure site:

https://www.proxyvote.com/0012345678901

If you wish to vote by telephone, then please call 1-800-690-6903. You will need your CONTROL NUMBER to vote.

PROXY AND ANNUAL REPORT

The proxy statement, as well as the Annual Report, can also be found at the following Internet site(s):

Click here for the Annual Report

Click here for the Proxy Statement

Please do not send any e-mail to ID@ProxyVote.com. Please REPLY to this e-mail with any comments or questions about proxyvote. (Include the original text and subject line of this message for identification purposes.)

This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by e-mail and delete the message and any attachments from your system.

Appendix III

HONEYWELL INTERNATIONAL INC. ANNUAL MEETING TO BE HELD ON 04/25/05						HONEYWELL INTERNATIONAL INC. 04/25/05

FOR HOLDERS AS OF 02/25/05	*ISSUER CONFIRMATION COPY - INFO ONLY*

5	1-0001		THIS FORM IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. PLEASE DO NOT USE IT FOR VOTING PURPOSES.		1	FOR ALL NOMINEES
438516106						WITHHOLD ALL NOMINEES
DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES		0010100				WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF NOMINEE(S) BELOW.
1	- 01- MARSHALL N. CARTER, 02- DAVID M. COTE, 03-BRADLEY T. SHEARES, 04- JOHN R. STAFFORD, 05-MICHAEL W. WRIGHT

						FOR	AGAINST	ABSTAIN
2	- APPOINTMENT OF INDEPENDENT ACCOUNTANTS	>>>	FOR 0010200	>>>	2

3	- PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD OF DIRECTORS	>>>	FOR 0011300	>>>	3				2

						DO NOT USE
						FOR	AGAINST	ABSTAIN
4	* - PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS	>>>	FOR 0010500	>>>	4

						DO NOT USE			PLACE “X” HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING

	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSALS (5) THROUGH (9).					DO NOT USE

						FOR	AGAINST	ABSTAIN
5	* - MAJORITY VOTE SHAREHOLDER COMMITTEE	>>>	AGAINST 0060100	>>>	5

6	* - SEPARATION OF CHAIRMAN/CEO	>>>	AGAINST 0060300	>>>	6

7	* - EXECUTIVE PAY DISPARITY REPORT	>>>	AGAINST 0060200	>>>	7

						FOR	AGAINST	ABSTAIN
8	* - EXECUTIVE COMPENSATION LIMIT	>>>	AGAINST 0060200	>>>	8				51 MERCEDES WAY EDGEWOOD NY 11717

9	* - COMMONSENSE EXECUTIVE COMPENSATION FRAMEWORK PROPOSAL	>>>	AGAINST 0060200	>>>	9

	*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF					DO NOT USE
	HOUSEHOLDING ELECTION					FOR	AGAINST	ABSTAIN	IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS (HH) HONEYWELL INTERNATIONAL INC. ATTN: SANDY OLSEN 101 COLUMBIA ROAD MORRISTOWN, NJ 07962

						DO NOT USE

						DO NOT USE

(H) Mark “FOR” to enroll this account to receive certain future shareholder communications in a single package per household. Mark “AGAINST” if you do not want to participate. To change your election in the future, call 1-800-542-1061. See accompanying page for more information about this election.

				>>>

The Securities and Exchange Commission has enacted a rule that allows multiple investors residing at the same address the convenience of receiving a single copy of annual reports, proxy statements, prospectuses and other disclosure documents if they consent to do so. This is known as “Householding.” Please note, if you do not respond, Householding will start 60 days after the mailing of this notice. We will allow Householding only upon certain conditions. Some of those conditions are:

•	You agree to or do not object to the Householding of your materials,
•	You have the same last name and exact address as another investor(s).

If these conditions are met, and Securities and Exchange Commission regulations allow, your household will receive a single copy of annual reports, proxy statements, prospectuses and other disclosure documents.

The HOUSEHOLDING ELECTION, which appears on the enclosed proxy card, provides a means for you to notify us whether or not you consent to participate in Householding. By marking “Yes” in the block provided, you will consent to participate in Householding. By marking “No,” you will withhold your consent to participate. If you do nothing, you will be deemed to have given your consent to participate. Your consent to Householding will be perpetual unless you withhold or revoke it. You may revoke your consent at any time by contacting ADP-ICS, either by calling toll-free at (800) 542-1061, or by writing to ADP-ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. We will remove you from the Householding program within 30 days of receipt of your response, following which you will receive an individual copy of our disclosure document.

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